UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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ALICO, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ALICO, INC.

Post Office Box 338

La Belle, Florida 33975

Notice of Annual Meeting of Shareholders

To be held February 20, 2009

To the Shareholders of ALICO, INC.:	January 20, 2009

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of ALICO, INC., a Florida corporation (the “Company”), will be held at Florida Gulf Coast University, 10501 FGCU Blvd. South, Ft. Myers, Florida 33965, at Ten O’clock A.M., on Friday, February 20, 2009, for the following purposes:

1. To elect eight Directors to serve until the next Annual Meeting of Shareholders or until their respective successors have been elected and qualified.

2. To approve the 2008 Incentive Equity Plan.

3. To approve the Amended and Restated Director Compensation Plan.

4. To approve the Amended and Restated Directors’ Stock Purchase Policy.

5. To ratify the Company’s Auditors.

6. To transact such other business as may properly come before the meeting or any and all adjournments thereof.

Only shareholders of record on the Company’s books at the close of business on December 31, 2008, will be entitled to notice of, and to vote at, said meeting.

If you are unable to attend the meeting in person but wish your shares to be voted upon the matters to come before it, please complete, sign and date the accompanying proxy card and mail it in the enclosed envelope. Postage is not required if mailed in the United States.

A copy of the Company’s Forty-Ninth Annual Report to Shareholders, dated January 14, 2009, is enclosed herewith.

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on February 20, 2009: This Notice, the attached Proxy Statement, our 2008 Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 are available on our website at www.alicoinc.com. In addition, you may access these materials at https://www.sendd.com/EZProxy/?project_id=100, which does not have “cookies” that identify visitors to the site.

By Order of the Board of Directors

/s/ Denise Plair

Denise Plair

Secretary

ALICO, INC.

Post Office Box 338

La Belle, Florida 33975

PROXY STATEMENT

SOLICITATION

January 20, 2009

La Belle, Florida

The Board of Directors of ALICO, INC. (the “Company”) hereby solicits proxies to be used at the Annual Meeting of Shareholders of the Company to be held on February 20, 2009, and at any and all adjournments thereof, and this proxy statement is furnished in connection therewith.

Every proxy may be revoked at any time prior to the exercise thereof by any shareholder giving such proxy, by giving written notice of revocation to the secretary of the Company at or before the annual meeting, by duly executing a subsequent proxy relating to the same shares or by attending the annual meeting. In addition to the use of the mails, directors, officers and regular employees of the Company may, without additional compensation, solicit proxies in person or by telephone, mail or telegraph. All costs of solicitation will be borne by the Company. Brokerage houses, bankers and others holding stock in their names or names of nominees or otherwise will be reimbursed for reasonable out-of-pocket expenses incurred by them in sending proxies and proxy material to the beneficial owners of such stock.

It is anticipated that this proxy statement and accompanying notice, form of proxy card and Company’s Annual Report to Shareholders will be first sent to the Shareholders of the Company on or about January 23, 2009.

VOTING SECURITIES

The Company has only one class of voting securities outstanding, its Common Stock, par value $1.00 per share, of which 7,377,106 were outstanding as of December 31, 2008. Each share entitles the holder thereof to one vote per share. Only shareholders of record at the close of business on December 31, 2008, will be entitled to vote at the meeting or at any and all adjournments thereof.

INFORMATION REGARDING SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT:

The following table sets forth certain information relating to the beneficial ownership of shares of Common Stock of the Company as of December 31, 2008, by (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) any director nominees who are not currently serving on the Board of Directors; (iv) all of the executive officers named in the Summary Compensation Table (the “Named Executive Officers”), and (v) all directors and executive officers of the Company as a group. To the best knowledge of the Company, there are no other persons who own beneficially more than five percent (5%) of the Company’s outstanding Common Stock. To the knowledge of the Company, except as noted in the footnotes below, all persons listed below have sole voting and investing power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law.

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Atlantic Blue Group, Inc. 122 East Tillman Avenue Lake Wales, Florida 33853	3,725,457	(2)	50.50%

GMT Capital Corp. 2100 Riveredge Parkway, Suite 840 Atlanta, GA 30328	749,032	(3)	10.15%

John R. Alexander ALICO, INC. Post Office Box 338 La Belle, Florida 33975	3,755,217	(2)	50.90%

John David “JD” Alexander Atlantic Blue Group, Inc. 122 East Tillman Avenue Lake Wales, Florida 33853	3,725,527	(2)(4)	50.50%

Robert E. Lee Caswell 3495 Piedmont Road Suite 900, Ten Piedmont Center Atlanta, GA 30305	3,725,557	(2)(5)	*

Evelyn D’An 1301 N.E. 103rd Street Miami Shores, FL 33138	4,983	(6)	*

Phillip S. Dingle HealthEdge Partners 100 S. Ashley Drive, Suite 650 Tampa, FL 33602	4,446	(7)(8)	*

	Shares Beneficially Owned(1)
Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership		Percent of Class
Gregory T. Mutz AMLI 200 W. Monroe Street, Suite 2200 Chicago, IL 60606	17,926	(8)(9)	*

Charles L. Palmer North American LLP 312 S.E. 17th Street, Suite 300 Fort Lauderdale, FL 33316	15,491	(10)	*

Dean Saunders 1421 Seville Place Lakeland, FL 33803	0		—

Robert J. Viguet, Jr. 333 Clay Street, Suite 3300 Houston, TX 77002	3,064	(6)	*

Gordon Walker 331 Ridgebriar Drive Richardson, TX 75080	5,902	(6)	*

Dan Gunter ALICO, INC. Post Office Box 338 La Belle, Florida 33975	1,450	(11)	*

Patrick W. Murphy ALICO, INC. Post Office Box 338 La Belle, Florida 33975	1,817	(12)	*

Steven M. Smith ALICO, INC. Post Office Box 338 La Belle, Florida 33975	3,051	(13)	*

Michael Talaga ALICO, INC. Post Office Box 338 La Belle, Florida 33975	1,160	(14)	*

All executive officers and directors as a group (12 persons)	87,770	(15)	1.19%

*	Less than one percent
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) that deem shares to be beneficially owned by any person who has or shares voting and/or investment power with respect to such shares. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. There were no outstanding options for any of the parties included in the table above.
(2)

Includes 3,725,457 shares held through Alico Holding, LLC (2215-B Renaissance Drive, Suite 5, Las Vegas, NV 89119), a wholly owned subsidiary of Atlantic Blue Group, Inc. of which Mr. John R. Alexander and Mr. JD Alexander may be considered to be the indirect beneficial owners by virtue of their shared control, together with the Alexander, Collier and Milligan families, of 100% of the stock of Atlantic Blue Group, Inc. Mr. Robert E. Lee Caswell may also be deemed to be the indirect beneficial owner of these shares by virtue of his wife’s holdings and shared control of the stock of Atlantic Blue Group, Inc. Mr. JD Alexander is the President of Atlantic Blue Group, Inc. and thereby also exercises investment control over the shares held by Alico Holding, LLC.

(3)	As reported by GMT Capital Corp. on Form 4 filed December 5, 2008.
(4)	Includes 70 shares held in the names of Mr. JD Alexander’s children.
(5)	Includes 100 shares held in the names of Mr. Caswell’s children.
(6)	Consists of shares received under the Directors Stock Compensation Plan pursuant to such director’s election to receive shares in lieu of cash fees.
(7)	Includes 3,246 shares received under the Directors Stock Compensation Plan pursuant to Mr. Dingle’s election to receive shares in lieu of cash fees.
(8)	Not standing for re-election as a director.
(9)	Includes 11,625 shares received under the Directors Stock Compensation Plan pursuant to Mr. Mutz’s election to receive shares in lieu of cash fees.
(10)	Includes 5,491 shares received under the Directors Stock Compensation Plan pursuant to Mr. Palmer’s election to receive shares in lieu of cash fees.
(11)	Includes 500 shares that Mr. Gunter elected to receive in lieu of a cash bonus approved by the Board on November 13, 2007. Mr. Gunter resigned effective November 17, 2008 and, accordingly, he is not included in the total for all executive officers and directors as a group.
(12)	Includes 1,517 shares issued in lieu of previously vested retirement benefits issued under the 1998 Incentive Equity Plan on January 23, 2008.
(13)	Includes 2,921 shares issued in lieu of previously vested retirement benefits issued under the 1998 Incentive Equity Plan on January 23, 2008.
(14)	Consists of 1,160 shares issued in lieu of previously vested retirement benefits issued under the 1998 Incentive Equity Plan on January 23, 2008.
(15)	Does not include the shares of Alico Holdings, LLC otherwise described above in footnote 1 to this table or Mr. Gunter’s shares since he resigned effective November 17, 2008.

SECTION 16 (a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To the Company’s knowledge, based solely upon a review of Forms 3, 4 and 5 and amendments thereto, furnished to the Company pursuant to Rule 16a-3(e) during the fiscal year 2008, and certain written representations, if any, made to the Company, no officer, director or beneficial owner of 10% or more of the Company’s common stock has failed to file on a timely basis any reports required by Section 16(a) of the Exchange Act to be filed during fiscal 2008, except that John R. Alexander filed one Form 4 late report in connection with reporting a gift of stock to his grandchildren.

ALICO, INC. IS A “CONTROLLED COMPANY”

Atlantic Blue Group, Inc. (“Atlanticblue”), f/k/a Atlantic Blue Trust, Inc. (“ABT”), owns 50.5% of Alico’s outstanding voting stock and therefore is able to elect all of the directors of Alico, Inc. by reason of its voting power. Additionally, by reason of Atlanticblue’s stock ownership, Alico, Inc. is exempt from being required to meet the Independent Director requirements of Nasdaq, pursuant to the provisions of Nasdaq rule 4350(c)(5), with respect to the composition of its Board and the composition of its Compensation and Nominating and Governance Committees (however, it is required to maintain an audit committee composed solely of Independent directors who are also not affiliated with Atlanticblue). These rules require that for non-controlled companies, the Board of the company must have a majority of “Independent” directors and the company’s compensation and nominating and governance committees must be composed entirely of Independent Directors. Audit committees must be comprised of Independent Directors whether or not a company is a controlled company. Independence of a director is essentially defined as the lack of prohibited relationships with the registered company or its executive officers during the preceding thirty-six (36) months from the determination. Even though the Company is exempt from meeting these requirements except as to the composition of its Audit Committee, if the rules were applicable, persons affiliated with a controlling shareholder who do not otherwise have a prohibited relationship with the registered company may be considered Independent for all purposes other than service on the company’s audit committee. Please note that the SEC’s rules requiring disclosure of “related party” transactions still apply, and approval of such transactions by “independent” directors refers to those directors without a conflict of interest in the subject transaction (whether by virtue of ownership or family relationship), and as such is a different standard than that required by Nasdaq as discussed above. See “Interest of Management and Others in Certain Transactions” at page 28 of this proxy statement.

In August, 2006, Atlanticblue confirmed to Alico by letter that unless and until Atlanticblue has given Alico 30 days prior written notice to the contrary, Atlanticblue will:

1.	Vote its shares of common stock at Alico’s annual shareholder meeting to elect director nominees such that a majority of Alico’s Board of Directors is comprised of directors who are “independent” as defined in Nasdaq Rule 4200.

2.	Not acquire, through open market or private purchases, more than 55% of Alico’s outstanding common stock on a fully diluted basis.

3.	Not engage in any related party transaction with Alico or any of its subsidiaries unless such transaction is approved by a majority of the independent directors on Alico’s Board of Directors (or a committee of Alico’s Board of Directors comprised entirely of independent directors).

4.	Keep separate the person serving as the Chairman and CEO, President and CFO of Alico and the person serving as the Chairman and CEO, President and CFO of ABT so that the top executive officer at each Company is a different individual.

PROPOSAL ONE

ELECTION OF DIRECTORS

(Item 1 on the Proxy Card)

At the Annual Meeting, eight Directors will be elected to hold office for the ensuing year or until their respective successors are duly elected and qualified, unless they earlier resign or a vacancy is created due to the respective death or removal of any of such directors, or for other cause in accordance with the Bylaws of the Company. Unless authority is withheld on the attached form of proxy card, such proxy will be voted FOR the election of the nominees set forth below to serve as such Directors. The proxy cannot be voted for a greater number of persons than eight. The Board of Directors has determined that all nominees are qualified to serve. With the exception of one nominee, Dean Saunders, all nominees are currently members of the Board of Directors and all have consented to being named in this proxy statement and have notified management that they will serve, if elected. Management knows of no reason why any of these nominees would be unable or unwilling to serve; but if any of the nominees should be unable or unwilling to serve as a Director, the persons designated as proxies reserve full discretion to cast their votes for another person in his place.

A plurality of the votes received will elect each director. Abstentions and broker non-votes will not be counted for the purpose of determining whether a quorum exists.

THE BOARD OF DIRECTORS RECOMMENDS EACH OF THE NOMINEES LISTED BELOW:

Information Regarding Director Nominees

The following sets forth the names, ages and business experience for the past five years, including principal occupation or employment (other than with the Company), of each of the eight Director nominees, as it has been furnished to the Company by each nominee.

Nominee	Age	Position with the Company, if any	Business Experience
John R. Alexander(1)	72	Chairman of the Board	Director and Chairman of the Board of Alico since 2004. Mr. Alexander also served as Chief Executive Officer of Alico, Inc. from March 22, 2005 until June 30, 2008. Mr. Alexander serves as President and Chief Executive Officer of Scenic Highland Enterprises, LLC. Previously, he served as Chairman, President and Chief Executive Officer of Atlantic Blue Trust, Inc., n/k/a Atlantic Blue Group, Inc. (from February 26, 2004 until March 21, 2005); Chairman of the Four Sisters Protectorate (1999 to 2004); and as Executive Vice President of the Four Sisters Properties, Inc. (2001 to 2004). Mr. Alexander served as Senior Vice President, Corporate Secretary and Director of Orange-co, Inc. (OCI) (1992-1998) and as Vice President and Director of Ben Hill Griffin, Inc. (1980-1998). Mr. Alexander also served as a Co-General Partner of Scenic Highland Groves, LLP (1996 to 2007) and serves on the Board of Directors of Farm Credit of Southwest Florida, ACA (1992-Present).

JD Alexander(1)	49

Director since January 2008. Mr. Alexander is the

Chairman and Chief Executive Officer of Atlantic Blue Group, Inc. f/k/a Atlantic Blue Trust, Inc. Mr. Alexander previously served as a Director of Alico from 2004 through April 2005. Mr. Alexander serves as a Florida State Senator (2002 to Present) and previously served as a Florida State representative (1998 to 2002). He served as a co-General partner of Scenic Highland Groves, LLP (1996 to 2007) and previously worked for Alico, Inc. as Vice President Citrus (1987 to 1997).

Robert E. Lee Caswell(1)	49

Director of the Company since March 2005. Mr. Caswell

is the Operations Manager for PC Associates, LLC, a developer and manager of mid-rise and high-rise office properties in Atlanta, Georgia and surrounding areas. Mr. Caswell has been with PC Associates since 1994, and he has prior experience in real estate development with a variety of companies, including residential, office and industrial development: Caswell & Associates, Inc. (1991-1994), AMLI Realty Co. (1987-1991), NTS Development Corporation (1985-1987); and Merrill Lynch Commercial Real Estate (1983-1985).

Evelyn D’An	46		Director of the Company since April 2005. Ms. D’An is the President and founder of D’An Financial Services, Inc., an integrated business consulting and financial services firm formed in 2004 that provides accounting, finance, information technology and strategic tax expertise to its clients. Prior to founding D’An Financial Services, Inc., Ms. D’An was an audit and advisory partner at Ernst & Young (1998-2004), where, among numerous responsibilities, she established and led their South Florida Public Sector Practice.

Nominee	Age	Position with the Company, if any	Business Experience
Charles L. Palmer	67		Director of the Company since April 2005. Mr. Palmer is President and Chief Executive Officer of North American Company, LLLP, a diversified holding company based in Broward County, Florida which participates in specialty acquisition funds through North American Funds and real estate development through Sea Ranch Properties, Inc. Mr. Palmer has served in that capacity since 1972. Mr. Palmer acts as Chief Executive Officer of each of these Companies and of North American Business Development Companies, LLC, a business entity that manages each of the specialty acquisition funds. He is also chairman of each of the businesses held in such funds. Mr. Palmer also serves on the boards of Sun Trust Bank of South Florida, NA, a subsidiary of SunTrust Banks, Inc., the Board of the Performing Arts Center Authority of Broward County, and the Broward County Community Foundation.

Dean Saunders	48		Mr. Saunders owns a real estate brokerage agency in Lakeland, Florida (Coldwell Banker Commercial Saunders Real Estate, LLC) and is an Accredited Land Consultant and licensed real estate broker (1996 to present). Mr. Saunders also served on the Florida Real Estate Commission (1997-2001; Chairman, 2001). He graduated from the University of Florida with a B.S. in Agriculture, majoring in Fruit Crops with a co-major in Food and Resource Economics (1982).

Robert J. Viguet, Jr.	50		Director of the Company since September 2006. Mr. Viguet is a corporate and securities attorney in the Houston, Texas office of Thompson & Knight LLP, an international law firm where he has been a partner since 2003. Mr. Viguet was a shareholder in the Houston, Texas office of Chamberlain, Hrdlicka, White, Williams & Martin, a regional law firm where he was a member of the firm’s corporate and securities practice group (1996-2003) and a member of the firm’s management committee (1999-2002 and 2003). Mr. Viguet previously worked as a corporate attorney for Apache Corporation (NYSE: APA), a leading independent oil company (1993-1996), and was an investment banker and shareholder of McFarland, Grossman & Company, a private investment banking firm focusing on industry consolidations and emerging growth companies (1992-1993). Mr. Viguet is an independent member of the Board of Directors of Atlantic Blue Group, Inc. (2005-Present).

Gordon Walker, PhD	64		Director of the Company since April 2005. Dr. Walker is currently the David B. Miller Professor of Business and Chairman of the Department of Strategy and Entrepreneurship at the Cox School of Business, Southern Methodist University, having originally joined the University faculty in 1993. Previously, he taught at Yale University as an Adjunct Associate Professor, at the Wharton School as an Associate Professor, and at the Sloan School, Massachusetts Institute of Technology as an Associate and Assistant Professor.

(1)	Mr. John R. Alexander is the father of Mr. JD Alexander and father-in-law to Mr. Robert E. Lee Caswell. Mr. Caswell and JD Alexander are brothers-in-law.

LEAD DIRECTOR POSITION

The Board established the position of Lead Director in February of 2005. The Lead Director is an independent Director designated by the other independent Directors when the Chairman of the Board is not an independent Director. The Lead Director’s responsibilities include:

•	convening and chairing regular sessions of the non-management Directors (“executive sessions”);

•	convening and chairing special meetings of the non-management Directors as may be necessary from time to time, including in times of crisis;

•

with the Chair/CEO (or PEO, as applicable), developing the agenda for Board meetings, identifying the Board’s information needs associated with agenda items, and identifying the need for and scope of related presentations;

•	communicating to the Chair/CEO (or PEO, as applicable) (together with the chair of the appropriate committee), the results of the Board’s evaluation of Chair/CEO (or PEO, as applicable) performance;

•	developing with the Nominating and Governance Committee procedures governing the Board’s work;

•	developing with the Nominating and Governance Committee criteria for Director candidates and discussing with the committee the Board’s compositional needs;

•	communicating to prospective Board members (together with the chair of the Nominating and Governance committee) any invitation to join the Board;

•	recommending to the Board and its committees the retention of lawyers, consultants and advisors who directly report to the Board and/or to the independent Directors;

•	coordinating the work and meetings of committees, and acting as liaison between Directors, committee chairs, the Chair/CEO (or PEO, as applicable) and other senior members of management;

•	serving as an information resource for the Directors; and

•

performing such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management Directors, by the independent Directors, or by the Chair/CEO (or PEO, as applicable).

The Board has determined that no Lead Director will be appointed for the 2009 fiscal year.

REPORT ON BOARD SELECTION/INCLUSIVENESS REVIEW

In recognition of the fact that Alico’s employees, customers and shareholders represent a greater diversity of backgrounds than ever before, in 2002 the Company adopted a Policy for Board Inclusiveness Review to ensure that, in seeking qualified candidates to fill vacancies on our Board of Directors, the Company makes a greater commitment to locate candidates whose backgrounds reflect the diversity seen in Alico’s employee, shareholder and customer base. While Alico has never discriminated against any employee, applicant, board candidate, or anyone on the basis of race, color, religion, sex, national origin, age, ancestry or disability, in order to achieve diversity, Alico is taking affirmative steps to identify qualified candidates who can enhance its Board. This does not mean that Alico will solicit for association with the Company anyone other than those whose skills, education, experience and performance are of the highest caliber. However, it does mean that Alico will actively seek to ensure that the candidate pool includes persons with diverse backgrounds.

Typically, Board vacancies are filled from nominees supplied by the Nominating and Governance Committee after considering nominees proposed by Board members or who come to the attention of the Nominating and Governance Committee through their performance in areas of benefit to the Company. In addition, the Nominating and Governance Committee will accept for consideration the names of qualified nominees submitted by shareholders of the Company, provided that such recommendations are limited to one nominee recommendation per shareholder or affiliated group of shareholders. Each nominee’s qualifications are reviewed by the Nominating and Governance Committee, and the final selection is made on the basis of the nominee whose experience and background are deemed to provide a more valuable contribution to the Board. On an annual basis, at the shareholder’s meeting, the slate of Board members is put to the shareholders for re-election. Board members are selected to serve on those committees where their individual talents and background would most benefit the Company. For the Audit committee, committee members are selected based on their expertise and independence in accordance with current SEC and Nasdaq rules. These processes are expected to remain the same for the foreseeable future.

CHANGE IN FISCAL YEAR

As reported in the Company’s 10-K for the year ended August 31, 2007, the Company changed its fiscal year from August 31 to September 30, effective October 1, 2007. Accordingly, whenever applicable in this proxy statement, references to compensation or fees paid to executive officers and directors during fiscal year 2008 include payments or fees during the additional transition month of September, 2007.

POLICY ON SHAREHOLDER COMMUNICATIONS WITH THE BOARD

The Company’s Board has adopted a formal process by which shareholders may communicate with the Board. Shareholders who wish to communicate with the Board may do so by sending written communications addressed to the Board of Directors of Alico, Inc., at Post Office Box 338, La Belle, Florida 33975. Company contact information and procedures are also included on the Company’s website at www.alicoinc.com.

DIRECTORS’ COMPENSATION AND MEETING ATTENDANCE

The Company’s Board of Directors held eleven (11) meetings during the fiscal year ended September 30, 2008, and one meeting during September 2007. Each Director received annual compensation of $32,000 for his or her services as a Director of the Company, payable in quarterly installments. The Lead Director was paid an additional fee of $18,750 for service during the first quarter of the 2008 fiscal year, based on a $75,000 annualized fee. Effective January 1, 2008 the Lead Director’s annual fee was reduced to $25,000, payable in quarterly installments. Please see “Director Fees and Equity Compensation” on page 26. During the 2008 fiscal year, Directors elected, under the Directors Stock Compensation Plan, to receive their fees in Company stock. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings of all the Committees of the Board on which he or she served. It is the Company’s policy to strongly encourage its Directors to attend the annual meeting of shareholders, in addition to attendance at regular Board and Committee meetings.

BOARD COMMITTEES

The Company currently has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and a Strategy and Business Development Committee. The descriptions set forth below detail information about these Committees’ activities during the 2008 fiscal year, as well as the current composition of each Committee. The Board also established a Special Committee in connection with a lawsuit instituted by a former director and current shareholder of Alico and of Atlanticblue in October 2008, as described below.

Audit Committee

The Audit Committee met four (4) times during the fiscal year ended September 30, 2008 and once during September 2007. During the last completed fiscal year, each audit committee member received $1,000 for each committee meeting attended in person or $500 for each meeting attended telephonically. The Chairman of the Audit Committee was paid additional annual compensation of $10,000 in quarterly installments. The principal functions of the Audit Committee are to recommend to the Board of Directors the engagement of the Company’s independent public accountants, to review with such accountants the plan for and results of their examination of the financial statements of the Company, to determine the independence of such accountants, to review required SEC filings and to review the adequacy of the system of internal accounting control, procedures and practices. The Committee’s report on its activities for the 2008 fiscal year begins on page 29 of this proxy statement. Fees paid to the Company’s independent registered auditors during the fiscal year ended September 30, 2008 are set forth on page 30. The Audit Committee operates pursuant to a Charter approved by the Board, most recently amended in September 2007. A copy of the revised Charter was attached to the proxy statement relating to the Annual Meeting of Shareholders held on June 10, 2005. The Charter is available on the company’s web site at www.alicoinc.com.

The Audit Committee is currently composed of four independent non-employee Directors: Phillip S. Dingle (Chairman), Evelyn D’An, Greg Mutz, and Dr. Gordon Walker. All members of the Audit Committee are independent directors as defined by Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards. The Company’s Board of Directors has determined that Mr. Gregory T. Mutz, Mr. Phillip Dingle and Ms. Evelyn D’An are all qualified to serve as financial experts to the Audit Committee. Ms. D’An currently serves as the designated financial expert for the Committee, for which she receives annual compensation of $5,000 payable in quarterly installments.

Compensation Committee

The Compensation Committee met seven (7) times during the fiscal year ended September 30, 2008 and once during September 2007. Compensation Committee members were paid $1,000 for each committee meeting attended in person or $500 for each meeting attended telephonically. The Chairman of the Compensation Committee was paid additional annual compensation of $5,000 payable in quarterly installments The Compensation Committee operates pursuant to a charter adopted by the Board, a copy of which is posted on the Company’s website at www.alicoinc.com. The Compensation Committee reviews the compensation of the executive officers of the Company and makes recommendations to the Board of Directors regarding such compensation. The Compensation Committee’s report on executive compensation is set forth on page 13 and precedes a detailed “Compensation Discussion and Analysis” which begins on that same page.

This Committee is currently composed of four directors: Charles L. Palmer (Chairman), Gregory T. Mutz, Robert J. Viguet, Jr., and Dr. Gordon Walker.

Compensation Committee Interlocks and Insider Participation. None of the current members of the Compensation Committee is an officer or employee of the Company. In addition, there are no interlocking relationships between any of these directors and any other executive officer of the Company, and each of them is independent under the listing standards of Nasdaq.

Nominating and Governance Committee

The Nominating and Governance Committee, which is composed of six directors, is charged with identifying individuals qualified to become board members, recommending to the Board the director nominees for the next annual meeting of shareholders or to fill vacancies between annual meetings, and with various corporate governance oversight responsibilities. The Nominating Committee met four (4) times during the fiscal year ended September 30, 2008. The Committee operates pursuant to a Charter, a copy of which was attached to the proxy statement for the shareholders meeting held on June 10, 2005, and is posted on the Company’s website at www.alicoinc.com and procedural resolutions adopted by the Committee from time to time, copies of which are also posted on the Company’s website.

With the exception of JD Alexander, the President and Chief Executive Officer of Atlanticblue, the Company’s controlling shareholder, the Nominating and Governance Committee is currently composed entirely of directors who satisfy the definition of “independent” under the listing standards of The Nasdaq Stock Market (“Nasdaq”) which are applicable to Companies which are not “controlled companies.” Because Alico is a “controlled corporation” under Nasdaq Rule 4350(c)(5), Mr. JD Alexander is permitted to serve on the Nominating and Governance Committee. Mr. JD Alexander joined the Nominating and Governance Committee on September 11, 2008. Currently the members of the Nominating and Governance Committee are: Dr. Gordon Walker (Chairman), JD Alexander, Evelyn D’An, Gregory T. Mutz, Robert J. Viguet, Jr. and Charles L. Palmer.

Nominating and governance committee members were paid $1,000 for each committee meeting attended in person or $500 for each meeting attended telephonically. The Chairman of the Nominating and Governance Committee received additional annual compensation of $5,000 paid in quarterly installments.

The Nominating and Governance Committee and the Board require that all candidates for directors be persons of integrity and sound ethical character, be able to represent all shareholders fairly, have no interests that materially conflict with those of the Company and its shareholders, have demonstrated professional achievement, have meaningful management, advisory or policy making experience, have a general appreciation of the major business issues facing the Company and have adequate time to devote to service on the Board. The Board also evaluates candidates based on their independence from the Company, financial literacy, knowledge of the Company’s industry and experience serving on other Boards. For each annual meeting of the Company’s shareholders, the Nominating and Governance Committee nominates qualified incumbent directors who continue to satisfy the foregoing criteria for membership on the Board, whom the Committee believes will continue to make important contributions to the Board and who consent to stand for reelection and, if re-elected, to continue their service on the Board. If there are Board positions for which the Nominating and Governance Committee will not be re-nominating a qualified incumbent, the Committee’s members will solicit recommendations for nominees from persons they believe are likely to be familiar with qualified candidates, including members of the Board and senior management. The Nominating and Governance Committee may also engage a search firm to assist in identifying qualified candidates and will consider recommendations for director nominations submitted by shareholders entitled to vote generally in the election of shareholders, in accordance with Committee’s policy for such shareholder recommendations as described herein. The Nominating and Governance Committee will review and evaluate each candidate whom it believes merits serious consideration, taking into account all available information concerning the candidate, the qualifications for Board membership established by the Nominating and Governance Committee, the existing composition and mix of talent and expertise on the Board and other factors that it deems relevant. In conducting its review and evaluation, the Committee may solicit the views of management and other members of the Board and may conduct interviews of proposed candidates. The Company did not pay any fees to a third party in connection with the identification or evaluation of potential nominees for the year ended September 30, 2008.

The Nominating and Governance Committee has adopted a formal policy with regard to the consideration of any director candidates recommended by shareholders other than Atlanticblue, Alico’s controlling shareholder. Atlanticblue is not included in this policy because as the controlling shareholder of Alico, representatives of

Atlanticblue serve on Alico’s Board and Nominating and Governance Committees, and its views on the nominating process are expressed through these channels. The criteria for consideration of shareholder recommendations are as follows: (a) for each annual meeting of the Company’s shareholders, the Nominating and Governance Committee will accept for consideration only one recommendation from any shareholder or affiliated group of shareholders; (b) only candidates who satisfy the Company’s minimum qualifications for directors will be considered, and (c) in considering shareholder recommendations, the Committee will take into account, among other factors, the size and duration of the recommending shareholder’s ownership interest in the Company and whether the shareholder intends to continue holding that interest through the annual meeting date. A shareholder wishing to recommend to the Nominating and Governance Committee a candidate for election as a director must submit the recommendation in writing to the Nominating Committee, in care of the Company’s corporate secretary at the address of the Company’s headquarters. Submissions by shareholders recommending candidates for election at the next annual meeting must comply with the same deadline as other shareholder proposals for such meeting; that is, the recommendations must be received not later than 120 calendar days prior to the first anniversary of the date of the proxy statement for the prior annual meeting of shareholders. In the event that the date of the next annual meeting of shareholders is more than 30 days following the first anniversary date of the annual meeting of shareholders for the prior year, the submission must be made in a reasonable time in advance of the mailing of the Company’s next annual proxy statements. Each nominating recommendation must include such specified information concerning the shareholder group of shareholders making the recommendations as the Nominating and Governance Committee may determine from time to time, the name of the proposed nominee, any relationships between the recommending shareholder and the proposed nominee and the qualifications of the proposed nominee to serve as a director. The recommendation must also be accompanied by the consent of the proposed nominee to serve if nominated and the agreement of the nominee to be contacted by the Nominating and Governance Committee, if the Committee decides in its discretion to do so.

All director nominees approved by the Nominating and Governance Committee for inclusion in the Company’s proxy card for the next annual meeting are directors who were elected at the last Annual Meeting of Shareholders held on January 18, 2008 and who are standing for re-election. The Nominating and Governance Committee has proposed Dean Saunders as a nominee to fill one of the vacancies that will be created by Greg Mutz and Phil Dingle, both of whom notified the Board that they did not wish to stand for re-election because of other business commitments. The Nominating and Governance Committee selected Dean Saunders as a nominee after soliciting the names of potential nominees from management and the existing directors. Mr. Saunders’ name was suggested by director JD Alexander. Mr. Saunders was interviewed by three existing directors and asked to submit background information concerning his experience and background. Upon completing this process, the Committee found that Mr. Saunders met the above criteria and would positively strengthen the Board and benefit the Company by reason of his experience if elected.

This year the Nominating Committee decided to propose eight nominees for eight positions, thereby reducing the number of directors from nine to eight. The board has set the number of directors at eight, beginning with the annual meeting in February 2009, based on this recommendation. Under Florida law and the Corporation’s Bylaws, the Board may increase the number of directors during the year and appoint additional directors to fill the vacancies so created if it chooses to do so. There is no plan to do so at the present time. The eight nominees receiving the most votes will be seated as directors.

Strategy and Business Development Committee

The Strategy and Business Development Committee, which is composed of six Directors, reviews with the Principal Executive Officer and other management of the Company the long-range financial and strategic objectives for the Company. This Committee is currently composed of: Dr. Gordon Walker (Chairman), JD Alexander, Phillip S. Dingle, Gregory T. Mutz, Charles L. Palmer, and Robert J. Viguet, Jr. The Strategy and Business Development Committee met six (6) times during fiscal year 2008 and once during the month of September 2007. Strategy and Business Development Committee members were paid $1,000 for each committee meeting attended in person or $500 for each meeting attended telephonically. The Charter for the Strategy Committee is available on the company’s web site at www.alicoinc.com.

Special Committee

In addition to the standing committees described above, on October 31, 2008 the Board established a Special Committee to investigate a shareholder derivative action complaint filed by Baxter Troutman against JD Alexander and John R. Alexander which names Alico as a nominal defendant. Mr. Troutman, a former director of the Company, is the cousin of JD Alexander and nephew of John R. Alexander, and is a shareholder in Atlanticblue and Alico. The complaint alleges that JD Alexander and John R. Alexander committed breaches of fiduciary duty in connection with a proposed merger of Atlanticblue into Alico which was proposed in 2004 and withdrawn by Atlanticblue in 2005. A more complete description of the lawsuit was reported in the Alico’s 8-K filing dated October 29, 2008. The Special Committee is to consist entirely of directors independent of Atlanticblue, and is currently composed of Charles L. Palmer (Chairman), Evelyn D’An, and Phillip S. Dingle.

INDEPENDENCE OF DIRECTORS

Each Director has been asked to complete an independence questionnaire which elicits responses about each Director’s personal and business relationships and other factors affecting their independence. Based on its review of such questionnaires and all other available information, the Nominating and Governance Committee analyzed the independence of each director and determined that the following directors meet the standards of independence under applicable NASDAQ Stock Market (“NASDAQ”) definitions, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment: Messrs. Dingle, Mutz, Palmer, and Walker, as well as Ms. D’An, were determined to be independent according to the guidelines. In addition, the Nominating and Governance Committee has determined that by virtue of his service on the Board of Atlanticblue, Mr. Viguet is independent for all committee assignments other than the Audit Committee. Mr. Viguet abstains from voting on any matter in which Atlanticblue has an interest. If elected, the Committee has also determined that Mr. Saunders will also be independent according to these guidelines and will be eligible to serve on any committee to which he is assigned, including the Audit Committee.

It is the policy of the board to have separate meetings for Independent Directors at least twice a year and at other times as requested by an Independent Director. Each meeting shall be led by a chairman chosen pro tem by the Independent Directors.

CODE OF ETHICS

On October 31, 2008, the Board of Directors amended the Company’s Code of Business Conduct and Ethics, originally adopted during fiscal year 2003. This Code of Ethics applies to all directors, officers and employees and includes a “Whistleblower Policy” with procedures for the submission of complaints or concerns regarding financial statement disclosures and other matters. These amendments were essentially administrative in nature. A copy of the revised Code of Ethics is posted on the Company’s website. Any person will be provided with a copy of such Code of Ethics without charge upon written request to the Company’s address, attention: Denise Plair, Corporate Secretary. A copy of the revised Code of Ethics may also be found as an Exhibit to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008.

COMPENSATION COMMITTEE REPORT

Compensation Philosophy

The Company seeks to attract, retain and motivate highly qualified employees at all levels, and in particular, those whose performance is most critical to the Company’s success. To accomplish this, the Company is willing to provide competitive compensation to motivate and reward performance. The compensation programs of Alico, Inc. are an integral part of executing the Company’s strategy for striving to produce superior returns for its shareholders.

Compensation Committee Report

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis that immediately follows this report. Based on this review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended September 30, 2008.

Submitted by the Compensation Committee of the Board:

Charles L. Palmer, Chairman

Gregory T. Mutz

Robert J. Viguet, Jr.

Gordon Walker

Compensation Discussion and Analysis

Overview. The Company’s business, agriculture and land management, operates in a competitive environment requiring management with specialized skills in these sectors. In addition, the Company’s location, far from large metropolitan areas, presents certain challenges in attracting top management talent with the adequate combination of skill set and knowledge in certain disciplines critical to the success of the Company’s operations. In order to compete effectively for such talent, the Committee designed the Company’s executive compensation programs to attract top quality executive officers, retain them by rewarding loyalty and tenure, and motivate them by rewarding performance. This performance-based compensation objective results in a compensation program that:

•	provides executives with compensation that maintains a balance between cash and stock compensation;

•

provides a significant portion of total compensation on an “at risk” basis, so that pay may vary depending on both annual and long-term performance of the Company and the creation of shareholder value; and

•	aligns the Company’s executive officers’ interests with those of the Company’s shareholders.

The basic elements of compensation for the Company’s executive officers are (a) base annual salary, (b) annual performance-based cash incentive awards which may be taken in stock at the election of the executive, implemented through the Company’s Management Bonus Plan (“MBP”) and (c) long-term incentive compensation realized through restricted stock grants or participation in the Company’s Management Security Plan (“MSP”) for certain executives (other than senior executives). Perquisites or other fringe benefits make up only a very minor portion of the total annual compensation. None of the named executive officers are covered by employment, severance or change in control agreements. To date the Company has not used the services of a compensation consultant in establishing compensation targets for its executives.

The core principles underlying the framework for Alico’s compensation program are:

•

Total compensation must be competitive, relative to comparable size and industry companies’ pay opportunities and will target levels that will attract, motivate and retain the best talented executives.

•

Pay must be performance based so that a significant part of each executive’s annual cash compensation is directly linked to a combination of the overall performance of the Company, division and individual financial and non-financial performance goals (based on the achievement of predetermined business plan goals and metrics).

•

A portion of the total compensation should be equity-based so as to better align the Company’s senior management’s performance with that of its shareholder interests, so that they manage from the perspective of owners with an equity stake in the Company.

•	Compensation should instill a long-term commitment to the Company and promote long-term thinking among the Company’s management team.

The annual performance review for determining compensation follows a principled, structured framework for analysis. This analysis focuses on financial and non-financial performance measures that the Committee believes collectively best indicate successful management of our business. The analysis takes into account performance against internal business goals.

Equity participation is an important component of the senior management team’s compensation. The Compensation Committee believes that stock ownership is the simplest, most direct way to align the interests of the executive officers with those of Alico’s shareholders. The vesting and other design features of these awards, together with the stock ownership guidelines, encourage long-term stock ownership by the Company’s executive officers to further motivate them to create long-term shareholder value.

Excellence in Governance. The Company’s executive compensation program relies on the Committee’s judgment in evaluating performance using a principled, structured framework for analysis. The Committee actively engages in the evaluation process and follows procedures intended to ensure excellence in the Company’s pay-for-performance mandate. For example, the Committee annually reviews each executive officer’s total compensation package, including base salary, cash and stock incentive awards, qualified and nonqualified retirement and deferred compensation benefit accruals and the incremental cost of all perquisites. The compensation totals are then compared to the Company’s Peer group executive compensation data as well as to other companies comparable to Alico on various measures. Finally, each executive officer’s compensation is compared to such officer’s total evaluation on a “Performance to Plan Goals” basis.

Examples of Alico’s Commitment to Performance-based Compensation. The Committee believes that our actions in recent years demonstrates our commitment to the pay-for-performance mandate:

•

Alico does not have any employment, severance or change in control agreements with any of its current executive officers, although it did enter into compensation agreements contemporaneously with the retirement of Mr. John Alexander and the resignation of Mr. Dan Gunter. The terms of their arrangements have been disclosed in 8-Ks.

•	Alico encourages long-term stock ownership by its senior executive officers, with graduated vesting over a period of several years in the case of most awards.

•	Alico has not issued stock options in recent years, shifting to restricted stock as part of a balanced approach to stock compensation.

•	The Company’s 2008 Incentive Equity Plan was modified from the 1998 Incentive Equity Plan to prohibit discounted stock options.

•

The Company has terminated the Executive Officers’ future participation in the MSP and allowed such executives to elect payout of their accrued benefits in the MSP, replacing the benefits thereunder with restricted stock grants.

Measuring Performance. The Committee evaluates the Company’s achieved performance each year against the goals set in the Company’s annual business plans. The Committee compares each executive officer’s contribution to the Company’s overall performance and compares each executive officer’s performance against the stated goals in the business plan created for such executive officer. In order to achieve target or above target compensation awards, the Committee must determine that internal business goals for the performance measures were attained.

For those executive officers who lead a line of business, the Committee considers how that line of business has performed against its internal business goals and whether such performance was affected by factors (whether positive or negative) outside the control of such executive officer. In addition, as part of the annual performance review for the Company’s executive officers other than the Principal Executive Officer, the Committee considers the Principal Executive Officer’s perspective on each executive officer’s individual performance as well as on the performance of the Company’s various lines of business.

Peer Group/Competitors. The Committee reviews the Company’s relative performance against the four agribusiness and land management companies comprising its Peer Group. The Company’s current Peer Group consists of Consolidated Tomoka Land, St. Joe, Tejon Ranch Co., and Thomas Properties Group. These companies are used as the Company’s Peer Group because they are in some of the same lines of business as the Company, thereby being subject to similar economic cycles. However, the comparison is not always perfect since the Peer Group companies are not always of a comparable size to Alico. Accordingly, the Committee also reviews the Company’s performance against that of other comparable companies, such as public companies (regardless of industry) that are of comparable size in market capitalization, gross revenues and total number of employees.

Levels and Mix of Compensation. Each year the Committee determines a target total compensation package for each executive officer, made up of base salary plus the following two elements of performance-based compensation: (i) cash incentive/bonus compensation and (ii) restricted stock awards. In establishing the target total compensation package for each year, the Committee considers whether the target total compensation opportunities are internally consistent with each executive officer’s relative scope of responsibility and accountability for overall performance. The following further describe all elements of the compensation package:

•

Base Salary. The Committee establishes the relative base salary levels for the executive officers to reflect each executive officer’s scope of responsibility and accountability within the Company and as a part of a competitive total compensation package in light of compensation practices at Alico’s Peer Group and other comparable companies.

•

Annual Cash/Stock Incentives. The Committee determines the actual cash incentive and restricted stock awards for each executive officer following the end of the fiscal year based on the Committee’s assessment of such executive officer’s performance. The Committee expects that executive officers will be compensated for performance only, so achievement of target compensation levels is dependent on strong performance. Base salary represents between 28% to 62% of the total compensation package for the Company’s executive officers, with the Principal Executive Officer the most heavily weighted in favor of stock compensation and bonus potential. As a result, the Company’s executive compensation program links a very significant part of its executive officers’ actual compensation each year to the Company’s performance as determined by the Committee.

•

Retirement Benefits. Executive officers participate in the Company’s qualified employee benefit plans designed to provide retirement income. To encourage retirement savings under this plan, Alico provides an employer matching contribution. The Company has recently terminated the senior executive officers’ ability to participate in the Company’s nonqualified retirement plan, shifting emphasis to restricted stock awards. The Company also maintains a profit sharing plan, pursuant to which it makes annual contributions when and as approved by the Board. None of the Company’s executive officers participate in or accrue any additional benefits under any supplemental executive retirement plans. The Committee believes that the Company’s executive officers should be able to provide for their retirement needs from the total annual compensation they earn based on the Company’s performance, particularly if compensation continues to shift towards restricted stock, thereby ensuring a complete alignment of Alico’s shareholders’ long-term investment with the retirement goals of the Company’s executives.

For more information about these plans, see “Contingent Compensation” on page 27.

Perquisites and Other Fringe Benefits. Alico’s executive officers receive health and welfare benefits, such as group medical, group life and long-term disability coverage, under plans generally available to all other salaried employees. Consistent with a pay-for-performance mandate, Alico provides limited executive fringe benefits. Fringe benefits consist solely of life insurance, Company-provided vehicles where appropriate, and dividends on restricted stock. The Company does not own a corporate jet or helicopter, nor does it pay for country club dues or other such perquisites.

Emphasis on Long-Term Stock Ownership. The Company believes that stock ownership by its executive officers is the clearest, most direct way to align their interests with those of the shareholders. As a result, restricted stock awards are considered as part of each executive officer’s total annual compensation and will be given greater emphasis in the future. The Committee determines the relative mix of cash versus restricted stock awards in the total annual compensation opportunity based on the relative role and responsibility of the individual. The more opportunity the individual has to contribute to the Company’s success and thereby impact its stock price, the larger the percentage that restricted stock awards will comprise of the target total annual compensation package.

The Committee has designed equity awards to encourage long-term stock ownership through the following features:

•	graduated vesting schedules over 5 or more years

•	shift to restricted stock instead of options

•	to the extent options are contemplated under the Company’s Incentive Equity Plans, no discounted options are allowed.

How the Executive Compensation Program was applied in Fiscal 2008

Early in fiscal 2008, the Committee met with the Chief Executive Officer, the Chief Operating Officer and the Chief Financial Officer to discuss base salary and incentive compensation for each of them and to elicit their recommendations concerning the compensation for members of executive management who directly report to them. The Committee also reviewed information available to it concerning compensation standards for similar positions with similarly sized Companies, based on total market capitalization, gross revenues and number of employees, and reviewed the historical compensation and performance of each such individual during the preceding fiscal year. Based on the foregoing, the Committee established a total target compensation package for each of the executive officers, without taking equity grants into consideration. The target compensation packages for each of the Named Executive Officers for 2008 was set as shown in the table below, which also reflects the actual bonus award achieved:

Named Executive Officer, Title	Base Salary	Bonus/Cash Incentive Potential	Bonus Awarded After Fiscal Year End
John R. Alexander Chairman and Chief Executive Officer	$321,300	$321,300	$-0-

Dan L. Gunter President and Chief Operations Officer	$300,000	$180,000	$-0-

Patrick Murphy Sr. V.P. and Chief Financial Officer	$153,750	$76,875	$33,825

Steven Smith* Sr. V. P., Agricultural Operations	$153,750	$76,875	$25,753

Michael Talaga Sr. VP, Human Resources and IT	$123,000	$61,500	$25,523

*	Mr. Smith was promoted to President and Principal Executive Officer on November 17, 2008.

The Committee then allocated a numerical weight to various established performance goals for the Chief Executive Officer and for the Chief Financial Officer and asked the Chief Executive Officer to establish such targets and goals for the Chief Operating Officer and each of the other senior management officers. The Committee reviewed data that reflected that, as percentage of overall compensation, equity comprised a smaller component of the Executive Officers’ total compensation for the Alico management group than for other comparable companies. Accordingly, it was decided that equity grants would be determined after the end of the fiscal year to correlate with the Company’s and the individual executive’s performance. The Committee also took into consideration that Mr. Alexander and Mr. Gunter received substantial restricted stock awards in fiscal 2006 of 20,000 shares each, which vest gradually over five years for Mr. Alexander and over seven years for Mr. Gunter.

In early fiscal 2009 the Committee reviewed the Company’s performance against internal business goals for 2008. The Committee determined that the Company did not meet its performance goals, primarily due to economic conditions surrounding the delay in receiving cash payments as a result of the restructuring of the Ginn note, and adverse effects on the Company’s agricultural operations which resulted in poor operating results. Accordingly, no bonuses were paid to the two top senior executive officers and reduced bonuses were paid to the other Named Executive Officers.

The Committee reviewed the Company’s performance relative to the Peer Group over one year, three-year and five-year time frames, as well as over the full tenure of our Chief Executive officer. In addition, the Committee reviewed the stated business plan goals of the Chief Executive officer for fiscal 2008 against his individual performance in achieving such goals. Since the Company did not achieve its free cash flow target, primarily as a result of the performance factors discussed above, the Committee determined to award Mr. Alexander total compensation for 2008 below that of his 2008 target compensation level as shown on the above table. The Committee also took into consideration Mr. Alexander’s retirement as Chief Executive Officer, planned for June of 2008, and the fact that Mr. Alexander’s stock awards would vest on an accelerated basis upon such event.

Use of Tally Sheets

To assist the Committee in making compensation decisions, the Committee reviews compensation tally sheets which present comprehensive data on the total compensation and benefits package for each of the Company’s executive officers. These tally sheets include all obligations for present and projected future compensation and contain comparative historical information.

Employment Arrangements/Change in Control Arrangements and Agreements

None of the Named Executive Officers are covered by any special arrangements or agreements regarding benefits or payments upon termination. The Company also does not have any change-in-control agreements or arrangements in place for any of its current executive officers. In addition, there are no change-in-control provisions in any of the Company’s compensation plans or instruments. However, contemporaneously with Mr. Alexander’s retirement in June 2008, the restricted stock granted to Mr. Alexander in 2006 vested on an accelerated basis, and the Company entered into a transition, consulting, severance and noncompete agreement with him, pursuant to which he will receive additional compensation. In November 2008, in connection with Mr. Gunter’s resignation as the Company’s President and Chief Executive Officer, the Company entered into a Consulting Agreement with Mr. Gunter pursuant to which the Company will pay Mr. Gunter $25,000 a month for the eighteen (18) months following the date of his voluntary termination.

Stock Ownership Guidelines for Directors and Executive Officers

The Board of Directors considers stock compensation an important component of the alignment of management and shareholder interests and encourages stock ownership by executive officers, but it has not adopted stock ownership guidelines for the executive officers. However, in 2005 the Board of Directors adopted, and the Company’s shareholders approved, a Director Stock Purchase Policy requiring that all Directors who are not beneficial owners of Atlanticblue own Company stock with a market value which is equal to or greater than $200,000 dollars or such lesser amount as is applicable to a Phase-In Period (the “Company Director Target Stock Ownership Requirement”). In order to provide Directors serving on the Board as of the date of the adoption of this policy and new Directors who subsequently join the Board of Alico, Inc. the opportunity to meet this requirement over a reasonable period of time, each such Director has three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board at a time when there is less than 4 months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until the end of the next full fiscal year after his or her election. The Board has approved an amendment to the Company Director Target Stock Ownership Requirement so that the $200,000 target stockholding requirement which Directors are required to maintain may be calculated using the greater of market value or the price of the stock at the time the Director acquired the stock. The Company Director Target Stock Ownership Requirement will be measured at the end of the phase-in period and annually thereafter as of the end of the fiscal year. Shareholder approval for this amendment to the Director Stock Purchase Policy is being sought in this proxy statement as Proposal No. 4.

Tax Impact on Compensation

The Committee has reviewed the Company’s compensation plans with regard to the deduction limitation under the Omnibus Budget Reconciliation Act of 1993 (the “Act”) and the final regulations interpreting the Act that have been adopted by the Internal Revenue Service and the Department of the Treasury. Based on this review, it is the Compensation Committee’s policy that the compensation paid to executive officers qualify for deductibility to the extent not inconsistent with Alico’s fundamental compensation policies.

EXECUTIVE OFFICERS

The following table sets forth certain information on each executive officer of the Company other than John Alexander, for whom this information is previously listed in the table for Nominees for Election as Directors.

Name, Age		Position and Background with the Company
Dan L. Gunter, LaBelle, Florida	61	President and Chief Executive Officer (July 1 to November 17, 2008) and President and Chief Operations Officer (April 17, 2006 to June 30, 2008). Mr. Gunter previously served as Executive Director of the Florida Department of Citrus from 1986 through 1992 and from 2004 to 2006. Mr. Gunter served as an officer in various executive positions for Lykes Brothers Inc. and its subsidiary Vitality Beverages, Inc., with a focus on sales and marketing management, as well as specific operating P&L responsibilities. He has also held the positions of Assistant and Associate Professor in the Food and Resource Economics Department at the University of Florida.

Patrick Murphy LaBelle, Florida	45	Chief Financial Officer (since April 15, 2005) and Senior Vice President. Previously, Mr. Murphy was the Company’s controller, having held that position from 2002 to 2005. Mr. Murphy worked for A. Duda and Sons, Inc. as the citrus division controller from February 1999 to September 2002. Previously, he worked in Alico’s accounting department, which he initially joined in 1992.

Steven Smith LaBelle, Florida	47	Principal Executive Officer (November 17, 2008 to present). Formerly Senior Vice President of Agricultural Operations from November 2006 to 2008. Previously, Mr. Smith was the Vice President of the Company’s citrus division and has worked at the Company since 1994. Mr. Smith served as the General Manager of Gulf Coast Citrus Caretaking prior to joining Alico.

Michael Talaga LaBelle, Florida	58	Sr. Vice-President of Human Resources and Information Technology since November 2006; prior to this he was the Director of Human Resources since joining Alico in March of 2006. Previously, Mr. Talaga was a Corporate Director of Human Resources at Spiegel, Inc. of Downers Grove, IL where he held various human resource and finance executive positions since 1979.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table provides information concerning the compensation of the Company’s Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, and the Senior Vice President of Human Resources and Information Technology, which represent the four most highly compensated executive officers (the “Named Executive Officers”) for the fiscal year ended September 30, 2008. For a complete understanding of the table, please read the narrative disclosures that follow the table.

SUMMARY COMPENSATION TABLE

Name and Principal Position (A)	Fiscal Year (B)	Salary (C)		Bonus(1) (D)	Restricted Stock Awards (2) (E)	Option Awards (F)	Non-equity incentive plan compensation (G)	Change in pension value and non-qualified deferred compensation earnings (H)	All Other Compensation (3) (I)	Total (J)
John R. Alexander Chairman and Chief Executive Officer(4)	2008 2007 2006	239,400 315,000 310,000		0 236,250 250,000	453,000 516,667 248,000	0 0 0	0 0 0	0 0 0	28,667 44,801 32,540	721,067 1,112,718 840,540

Dan L. Gunter President and Chief Operating Officer(5)	2008 2007 2006	284,688 275,000 103,125	(6)	0 123,750 100,000	(237,119 172,450 64,669)	0 0 0	0 0 0	0 0 0	41,081 42,584 19,611	88,650 613,784 287,405

Patrick W. Murphy Sr. Vice President and Chief Financial Officer	2008 2007 2006	152,813 143,333 106,667	(6)	33,825 71,250 50,000	65,408 0 0	0 0 0	0 0 0	0 12,236 12,570	13,506 13,405 10,556	265,552 240,224 179,793

Steven Smith President and Principal Executive Officer(7)	2008 2007 2006	152,813 144,167 115,000	(6)	25,753 71,250 36,500	73,008 0 0	0 0 0	0 0 0	0 14,776 15,150	15,096 15,513 12,812	266,670 245,706 179,462

Michael Talaga Vice President and Director of HR and IT	2008 2007 2006	122,250 115,833 95,000	(6)	25,523 45,000 20,000	82,648 0 0	0 0 0	0 0 0	0 0 0	12,128 7,237 21,042	242,549 168,070 136,042

(1)	Represents compensation for discretionary cash bonuses which are based on individual and company performance. Mr. Alexander elected to receive his fiscal 2007 bonus in shares of Company stock. Mr. Gunter elected to receive $22,065 of his bonus in Company stock.
(2)	Represents the value of stock awards vested in accordance with the recognition provisions as outlined in SFAS 123R. These awards were granted in 2006; Mr. Alexander’s award vests over a five year period which began in August 2006, while Mr. Gunter’s award vests over a seven-year period which began in April 2006. Mr. Alexander’s stock vested at his retirement on June 30, 2008 and Mr. Gunter’s stock grant terminated upon his resignation on November 27, 2008.
(3)	Represents Company contributions to the Employees’ Profit Sharing Plan, a qualified defined contribution retirement plan, Company provided vehicles, 401(K) matching contributions, life insurance benefits in excess of $50,000, and dividends on restricted stock.
(4)	Mr. Alexander retired as Chief Executive officer in June 2008. He commenced his term as Chairman in February 2004 and continues to serve on the Board of Directors as Chairman.
(5)	Mr. Gunter resigned his position with the Company in November 2008.
(6)	The figures reflected for 2008 do not include salary paid to the Named Executive Officers during the transition month of September, 2007, which are as follows: $26,250 to Mr. Alexander, $22,917 to Mr. Gunter, $12,500. to Mr. Murphy, $12,500 to Mr. Smith and $10,000 to Mr. Talaga.
(7)	Mr. Smith was promoted to President and Principal Executive Officer in November 2008. During the fiscal year ended September 30, 2008, Mr. Smith held the position of Senior Vice President of Agricultural Operations.

Salary (Column C)

The amounts reported in column C represent base salaries paid to each of the Named Executive Officers for each of the last three completed fiscal years, as indicated.

Bonuses (Column D)

The amounts reported in column D represent bonuses paid to each of the Named Executive Officers for the attainment of incentive goals for the last three completed fiscal years, as indicated.

Stock Awards (Column E)

The amounts reported in column E represent the dollar amount of restricted stock share award units (“RSU”) recognized, or “expensed,” for each of the Named Executive Officers as compensation costs for financial reporting purposes in accordance with Financial Accounting Standards Board Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment, (FAS 123R) for last three completed fiscal years. The table below summarizes the Company’s restricted share awards to date to any of the Named Executive Officers:

(Dollar amounts in thousands)

Name of Executive	Grant Date	Shares Granted (#)	Fair Market Value on Date of Grant	Compensation Expense Recognized in 2008	Compensation Expense Recognized in 2007	Weighted Average Grant Date Fair Value Per share
Dan Gunter	April 2006	20,000	$908	$(237)	172	$45.40
John R. Alexander	October 2006	20,000	1,239	453	517	$62.00
Patrick W. Murphy	January 2008	6,800	277	65	—	$40.67
Steven M. Smith	January 2008	8,817	359	73	—	$40.67
Michael R. Talaga	January 2008	7,835	319	83	—	$40.67
Total		63,452	3,102	437	689	$48.89

The shares granted to Mr. Gunter in April 2006 were forfeited upon his resignation effective November 17, 2008. 4,000 of the shares granted to Mr. Alexander in October 2006 related to past service and were immediately vested and an additional 4,000 shares vested September 30, 2007; the remaining shares under the October 2006 grant vested June 30, 2008, upon Mr. Alexander’s retirement as CEO.

Grants were made to Mr. Smith, Mr. Murphy and Mr. Talaga in January 2008 with a fair value of $40.67 per share, in order to replace previous retirement benefits offered. 5,598 of the shares granted in January 2008 related to previously vested retirement benefits and vested immediately. The remaining 17,855 shares granted in January 2008 vest 20% annually in January of each year until fully vested.

Following the guidelines established in FAS 123R, Alico is recognizing compensation cost equal to the fair market value of the stock at the grant dates prorated over the vesting period of each award. The fair market value of the unvested restricted stock awards at September 30, 2008 was $732,000 and will be recognized over a weighted average period of 5 years.

During November 2007, Messrs. Alexander and Gunter elected to receive a portion of their annual incentive bonus in Company stock. Mr. Alexander received 4,000 shares at a value of $177,000, while Mr. Gunter chose to receive 500 shares at a value of $22,000. These shares do not contain any restrictions, but were issued under the Company’s Incentive Equity Plan. Compensation expense for these awards was accrued and recognized during the fourth quarter of the Company’s fiscal year ended August 31, 2007.

Option Awards (Column F)

Column F represents the dollar amount of stock option awards recognized for each of the Named Executive Officers as compensation costs for financial reporting purposes (excluding forfeiture assumptions) in accordance with FAS 123R. No such awards were granted (or recognized for financial reporting purposes) during the last three completed fiscal years.

Non-Equity Incentive Plan Compensation (Column G)

The Company has not granted any non-equity awards pursuant to its incentive plans.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings (Column H)

The amounts representing change in pension value reported in column H are generated by the combination of increases in the accrued pension benefit and the change in conversion of that benefit to a present value. Since there were no grants of non-equity awards pursuant to Company’s incentive plan in fiscal 2008, and since the Company terminated the senior officer’s participation in the MSP and they were paid out in cash, the change in pension value and non-qualified deferred compensation earnings was not calculated for 2008 as no longer applicable.

All Other Compensation (Column I)

The amounts reported in column I represent the aggregate dollar amount for each Named Executive Officer for perquisites and other personal benefits, including Company contributions to the Company’s 401(k) retirement plans, insurance premiums for life insurance policies in excess of $50,000 face value, and the value of dividends on restricted stock paid during fiscal 2008 on vested and unvested units of restricted stock granted. The following table shows and explains the specific amounts included in column I of the Summary Compensation Table for fiscal 2008. Under SEC Rules, the Company is required to identify by type all perquisites and other personal benefits for a Named Executive Officer if the total value for that individual equals or exceeds $10,000, and to report and quantify each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount for that individual. For purposes of uniformity, all information regarding perquisites has been provided for each Named Executive Officer, regardless of whether the total of such perquisites in each case meets the $10,000 threshold.

Name	Perquisites and Other Personal Benefits (1)(2) ($)	Tax Reimbursements ($)	Registrant Contributions to Defined Contribution Plans (3) ($)	Insurance Premiums (4) ($)	Value of Restricted Stock Dividends Earned During the Fiscal Year (5) ($)	Total ($)
John Alexander	$6,134	$0	$11,100	$433	$11,000	$28,667
Dan Gunter	4,813	0	11,100	3,168	22,000	41,081
Patrick Murphy	0	0	10,294	306	2,906	13,506
Steven Smith	1,479	0	9,915	459	3,243	15,096
Michael Talaga	0	0	7,420	1,037	3,671	12,128

(1)	Perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company. The Company calculates the aggregate incremental cost to the Company for Company cars for commutating and other personal transportation on the fair lease value of the vehicle in accordance with tables published annually by the IRS. Executives are taxed on the imputed income attributable to personal use of Company vehicles for the personal use of such, including commuting mileage, and do not receive tax assistance from the Company with respect to these amounts.

(2)	Does not include the value of perquisites and other personal benefits paid during the transition month of September 2007, which are as follows: $650 to John Alexander, $665 to Dan Gunter, $26 to Patrick Murphy, $38 to Steven Smith and $86 to Mike Talaga.
(3)	Does not include the value of registrant contributions during the transition month of September 2007, which are as follows: $525 for John R. Alexander, $458 for Dan Gunter, $250 for Pat Murphy, $250 for Steven Smith, and $200 for Mike Talaga.
(4)	Represents premiums paid on life insurance policies with a face value of $50,000 or more for the each of the Named Executives.
(5)	Dividends on shares of restricted stock are paid to participants during the fiscal year on vested and unvested shares whenever dividends are paid to the Company’s common shareholders.

Total Compensation (Column J)

The amounts reported in column J are the sum of columns C through I for each of the Named Executive Officers. All compensation amounts reported in column J include amounts paid and amounts deferred.

GRANTS OF PLAN-BASED AWARDS

The only shares issued under the Company’s Incentive Equity Plan during the last completed fiscal year are shares of restricted stock issued to certain Named Executive Officers who elected to receive shares as partial payment of their payout of the Company’s Management Security Plan (“MSP”) in connection with the Company’s termination of such officers’ continued participation in the MSP.

GRANTS OF PLAN-BASED AWARDS(1)

Name	Grant Date(2)	Stock Awards: Number of Shares (#)	Purchase Price/Cash Bonus Amount Foregone ($)	Grant Date Fair Value of Stock ($)
Patrick Murphy	1/23/08	6,800	$276,556	$276,556
Steven Smith	1/23/08	8,817	358,628	358,628
Michael Talaga	1/23/08	7,835	318,649	318,649

(1)	The “Estimated Future Payouts” columns have been omitted as they are not applicable.
(2)	This is also the date of issuance of the shares.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reflects information concerning the unvested shares of restricted stock issued in connection with the payout to certain Named Executive Officers under the MSP (as discussed above under Grants of Plan-Based Awards). In addition to the shares reflected in the table below, as of the end of fiscal 2008 Mr. Dan Gunter held 20,000 shares of restricted stock that had not yet vested, but since those shares were forfeited upon his resignation from Alico in November 2008, these shares are omitted from the table.

	Stock Awards
Name (A)(1)	Grant Date (E)	Number of Shares of Stock that Have Not Vested (#) (F)(2)	Market Value of Shares of Stock that Have Not Vested (#) (G)(3)
Patrick Murphy	1/23/08	5,283	$216,550
Steven Smith	1/23/08	5,897	241,718
Michael Talaga	1/23/08	6,675	273,608

(1)	Columns B through D have been omitted because there are no outstanding options.
(2)	These shares vest at the rate of 20% on each anniversary of the grant date until they are all fully vested.
(3)	Column G sets forth the market value of unvested restricted stock shares calculated using the closing price of the Company’s common stock on the Nasdaq as of the end of September 30, 2008, $40.67 per share.

OPTION EXERCISES AND STOCK VESTED

The following table provides information concerning the vesting of restricted stock awards during fiscal 2008 for each of the Named Executive Officers holding unvested shares of restricted stock issued as Stock Awards. No options were exercised during fiscal 2007 by any of the Named Executive Officers.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
John Alexander*	12,000	$415,920
Patrick Murphy	1,517	61,701
Steven Smith	2,921	118,810
Michael Talaga	1,160	47,175

*	John R. Alexander “Value Realized on Vesting” (tax basis) is $415,920 (12,000 shares at fair market value of $34.66 on date of retirement/vesting).

PENSION BENEFITS

Other than the Company’s defined contribution plans which are not included in the table below, the Company maintains only one pension benefit plan, the Management Security Plan (“MSP”). Messrs. Alexander and Gunter did not participate in the MSP and the other Named Executive Officers previously participating in the MSP elected to receive a payment under the MSP in connection with the Company’s decision in fiscal 2008 to terminate its senior officers’ future participation in the MSP. For a complete understanding of the table, please read the narrative disclosures that follow the table.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payment during Last Fiscal Year($)
Patrick Murphy	MSP	4	$0	$74,645
Steven Smith	MSP	13	$0	$138,980

(1)	Value as of September 30, 2008. No Named Executive Officers continue to participate in the MSP.

Each of the Named Executive Officers participates in the same defined benefit pension plans offered to other Alico employees, which consists of the Company’s Profit Sharing and 401(k) plans. Provisions of both of the qualified plans contain annual contribution and matching limitations, as well as top-heavy provisions consistent with IRS guidelines for qualifications of such plans.

NON-QUALIFIED DEFERRED COMPENSATION

The Company does not maintain any deferred compensation plans. Accordingly, the required tables relating to such types of plan compensation have been omitted.

DIRECTOR COMPENSATION

The following table provides information concerning the compensation of the Company’s Non-Employee Directors for 2008. Directors who are employees of the Company receive no compensation for their services as Directors or as members of Board committees. There were no stock options outstanding for any Non-Employee Director as of September 30, 2008, nor are there any as of the date of this Proxy Statement, and Non-Employee Directors do not participate in the Company’s pension benefit plan nor in any of the Company’s defined contribution plans. Accordingly, the columns for such information have been omitted from the table below. For a complete understanding of the table, please read the footnotes and the narrative disclosures that follow the table.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	All Other Compensation ($)	Total($)
John R. Alexander(3)	$62,500	$-0-	$-0-	$62,500
JD Alexander(4)(5)	33,000	-0-	-0-	33,000
Robert E. Lee Caswell	42,667	-0-	-0-	42,667
Evelyn D’An(4)(6)	-0-	81,876	-0-	81,876
Phillip S. Dingle(5)(6)(7)	-0-	92,250	-0-	92,250
Gregory T. Mutz(4)(5)(6)(8)(9)	-0-	148,375	-0-	148,375
Charles L. Palmer(4)(5)(7)(8)	-0-	87,876	-0-	87,876
Baxter G. Troutman(5)(10)	16,334	-0-	-0-	16,334
Robert Viguet(4)(5)(8)	-0-	77,500	-0-	77,500
Gordon Walker, PhD(4)(5)(6)(7)(8)	-0-	90,876	-0-	90,876

(1)	All figures represent the dollar amount of cash paid for Directors’ annual fees and meeting attendance. These figures include amounts paid for attendance at meetings held during the transition month of September 2007.
(2)	Figures represent the value of stock received in lieu of cash fees pursuant to each Director’s option under the Directors’ Stock Compensation Plan, as recognized for financial statement reporting purposes with respect to fiscal year 2008, which for all grants was equal to the grant date fair value, computed in accordance with FAS 123R. Non-Employee Directors are granted shares of restricted Common Stock on a quarterly basis each year. The restricted shares become freely transferable on the third anniversary of the grant date. This column includes the value of stock granted in lieu of fees for attendance at meetings held during the transition month of September 2007.
(3)	John R. Alexander retired from the position of Chief Executive Officer in June 2008 and accordingly served as a non-employee director during the last quarter of fiscal 2008. All amounts shown in this table for Mr. Alexander reflect compensation paid to him following his retirement as CEO, pursuant to a consulting agreement with the Company. Mr. Alexander received no separate compensation under the Directors’ Compensation Program; any stock awards or other compensation he received during fiscal 2008 was paid to him in his capacity as CEO and is disclosed in the Summary Compensation Table on page 20 of this proxy statement.
(4)	Member, Nominating & Governance Committee
(5)	Member, Strategy and Business Development Committee
(6)	Member, Audit Committee
(7)	Committee Chairman
(8)	Member, Compensation Committee
(9)	Lead Director
(10)	Mr. Baxter Troutman was not re-elected to the Board at the 2008 annual meeting.

Director Fees and Equity Compensation

Each Non-Employee Director (a “Qualifying Director”) receives an annual fee of $32,000 for his or her services as a Director of the Company, payable in quarterly installments. The Lead Director is paid an additional fee, payable in quarterly installments, which was originally set at $75,000 annually but was reduced to $25,000 effective January 1, 2008. In addition, each Qualifying Director who chaired any Committee and the Audit Committee financial expert were paid additional annual compensation of $5,000 payable in quarterly installments, provided that if one Qualifying Director chairs more than one committee, only one such payment shall be made. The Chairman of the Audit Committee was also paid additional annual compensation of $10,000 payable in quarterly installments. In addition to being reimbursed for all out-of-pocket expenses reasonably incurred by a Qualifying Director in connection with the performance of his or her duties, each Qualifying Director attending a called Board committee meeting in person shall be paid a committee attendance payment of $1,000 for such meeting and each Qualifying Director attending a called Board committee meeting telephonically, by video remote conferencing or by some other remote communications means shall be paid a committee attendance payment of $500 for each such meeting. The maximum payment for all such committee meetings attended by a Qualifying Director on the same date is $1,000 if attending in person and $500 if attending by telephone, video conference or other remote communications means.

The Company maintains a Directors Compensation Plan to encourage stock ownership by the Company’s directors. Under the Plan, Qualifying Directors who do not have, either directly or indirectly, any beneficial ownership interest in the stock of Atlanticblue (an “Eligible Qualifying Director”) are eligible to receive Director’s fees payable in Company Stock. Each such Eligible Qualifying Director may elect to receive all of his or her Director’s compensation payable in any fiscal year in the form of the common stock of the Company by delivering to the Company an election prior to the beginning of the Company’s fiscal year for which the election is to apply, provided that when the Eligible Qualifying Director is first elected to the Company’s Board, such election can be made at any time within 45 days of his or her election to the Company’s Board (or 45 days after the adoption by the Board of the Compensation Plan) and approval of the stock issuances hereunder by the shareholders. Once an election is received it is irrevocable for the fiscal year to which it applies, and all of the electing Eligible Qualifying Director’s director compensation for that fiscal year is paid in the form of Company Stock. If a Director makes the election to be paid in Company stock, the compensation to such Director is increased to 150% of the specified payment amount, provided that such increase only applies to an Eligible Qualified Director who makes such an election for the year for which the election is made. Unless a Director specifically elects to be paid in Company Stock, payment of Director’s fees is made by check; payments in Company Stock pursuant to a valid election under the Plan are made by delivery by the transfer agent of a certificate made out in the name of the electing Eligible Qualifying Director for the number of shares of Company Stock determined by dividing (i) the total amount of Director compensation payable since the last Payment Date by (ii) the per share price of the Company Stock as of the close of regular trading on the second trading day preceding the Payment Date (the “Stock Price Determination Date”). Payments for Director’s compensation are made on the date(s) of the regularly scheduled quarterly or annual Board meeting of the Company, provided that if there is no regularly scheduled quarterly or annual Board meeting for any quarter, the payment is made on the last business day of the quarter (a “Payment Date”). Proposed amendments to this plan are contained in Proposal 3 of this Proxy Statement.

The per share price on the Stock Price Determination Date is the mean between the closing bid and ask price per share of the Company Stock as reported by the Nasdaq Stock Market (or such other national trading market on which the Company Stock is principally traded) as of the close of regular trading on the Stock Price Determination Date. The Company has committed to use its best efforts to deliver shares which are registered under the Securities Act of 1933 and under applicable state securities laws and are without any restrictive legend or other restriction on resale, except as may be reported in the Company’s proxy statement as a result of the Company’s Director Stock Ownership Policies. The Company issues such shares from the Company’s authorized but unissued shares, from shares purchased in the open market by the Company in contemplation of such payments, or from shares otherwise held by the Company to fund such payments. All payments in shares issued to Directors or employees during fiscal year 2008 were issued from treasury shares held by the Company and purchased for such funding in accordance with the stock repurchase plan approved by the Company’s Board of Directors. If for any reason the Company cannot deliver shares which have been registered for sale under the Securities Act of 1933 and under applicable state securities laws, the certificates evidencing such shares will contain a legend restricting sale of such securities.

A Qualifying Director electing to receive his or her Director’s compensation in shares of the Company Stock is responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of Company Stock pursuant to the Director Compensation Plan. Beginning January 1, 2008, the Lead Director’s compensation was set at $25,000, a reduction from the $75,000 previously paid. The possibility of this reduction was provided for at the inception of the Lead Director position, and was proposed by the Lead Director in recognition of reduced responsibilities after the second year of the creation of the position. After the annual meeting on February 20, 2009, the Company will not have a Lead Director.

Under the Directors’ Stock Compensation Plan, Non-Employee Directors other than those who are affiliated with Atlanticblue are subject to the Stock Ownership Guidelines for Directors described in the section entitled “Compensation Discussion and Analysis” beginning on page 14 of this Proxy Statement. Amendments to this plan are also being submitted to the Shareholders for approval in Proposal 4 of the Proxy Statement.

Additional Arrangements

The Company pays for or provides (or reimburses Directors for out-of-pocket costs incurred for) transportation, hotel, food and other incidental expenses related to attending Board and committee meetings or participating in director education programs and other director orientation or educational meetings.

Common Stock Performance

A graph of the Company’s common stock performance, comparing the value of $100 invested on September 1, 2005 in the Company’s common stock, the S&P 500 and a Company-constructed peer group, is provided in the Company’s Annual Report to Shareholders that is included with the mailing of this Proxy Statement (the “Annual Report”). Please refer to the Annual Report for this information.

CONTINGENT COMPENSATION

1998 Incentive Equity Plan

The Company maintains an incentive equity plan (the “Incentive Equity Plan”) pursuant to which Board members and employees selected by the Board of Directors may receive options to purchase Company common stock, awards of restricted stock, and stock appreciation rights (SARs). The purpose of the Incentive Equity Plan is to advance the interests of the Company and its shareholders by offering participants an opportunity to acquire or increase their proprietary interests in the Company, and thereby receiving additional incentives to achieve the Company’s objectives.

No stock options, SARs or restricted stock may be granted under the Incentive Equity Plan on or after the tenth anniversary of the Incentive Equity plan’s effective date which is November 3, 2008. The Incentive Equity Plan is administered by the Board of Directors. All payments in shares issued to Directors or employees during fiscal year 2008 were issued from treasury shares held by the Company and purchased for such purpose in accordance with the stock repurchase plan approved by the Company’s Board of Directors.

Pension and Profit Sharing

The Company operates a Profit Sharing Plan under Section 401(k) of the Internal Revenue Code (the “Plan”). Under this Plan a regular employee of the Company becomes eligible to participate upon employment provided he or she continues such employment through the following September 30. Vesting of the Plan begins after two (2) years of service with the Company at which time an employee becomes 20% vested. Vesting increases by 20% with each additional year of service. Employees become fully vested upon completion of six (6) years of service.

The Plan is fully funded by contributions from the Company, except for such contributions of employees electing to take advantage of the salary reduction feature. Contributions by the Company are determined by the Board of Directors from time to time with allocations to employee accounts based on each participant’s compensation. The Plan also includes a voluntary employee contribution provision pursuant to Section 40l(k) of the Internal Revenue Code, which allows employees to contribute up to 20% of their salary, or a maximum of $14,000. All 40l(k) accounts are 100% vested.

Employees will be deemed 100% vested and receive full benefits from the Plan, regardless of their standing on vesting schedules, upon retirement on or after age 65, death or permanent disability. Benefits commence within 60 days after request following one of the qualifying events, referred to above, and can be taken as periodic payments or in a lump sum. For the year ended September 30, 2008, the Company contributed a total of $129,007 to this Plan.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

The Company is party to various transactions with Ben Hill Griffin, Inc. (“BHG”). BHG and its subsidiaries are controlled by Ben Hill Griffin, III, who is the brother-in-law of John R. Alexander, Alico’s Chairman and former Chief Executive Officer, and the uncle of Mr. JD Alexander. Mr. Griffin was the beneficial owner of approximately 47.8% of Alico’s common stock until February 26, 2004. The transactions with BHG, like any related party transactions, are reviewed by the Board of Directors and must be approved by a majority of the independent directors or their designees. These transactions include citrus sales under marketing and pooling agreements pursuant to which the Company recognized revenues totaling $2.0 million, $14.7 million and $17.2 million for the years ended September 30, 2008, August 31, 2007, and August 31, 2006, respectively. For the one month transition period ended September 30, 2007, Alico recognized $53,000 of citrus revenue from BHG. Accounts receivable from BHG resulting from such citrus sales totaled $153,000 and $3.7 million at September 30, 2008 and September 30, 2007, respectively. These amounts represent estimated revenues to be received periodically under pooling agreements as sale of pooled products is completed. In addition, the Company engaged BHG to perform citrus harvesting, marketing and processing services for a cost to the Company totaling $623,000, $2.7 million, and $5.5 million for the fiscal years ended September 30, 2008, August 31, 2007, and August 31, 2006, respectively. BHG did not provide any harvesting, marketing or processing services to Alico during the one month transition period ended September 30, 2007. Alico also purchased fertilizer and other miscellaneous supplies, services, and operating equipment from BHG, on a competitive bid basis, for use in its cattle, sugarcane, sod and citrus operations. Such purchases totaled $2.3 million, $2.0 million, and $3.3 million during the fiscal years ended September 30, 2008, August 31, 2007 and August 31, 2006, respectively, and $22,000 during the transition month of September 2007.

During fiscal year 2007, Atlanticblue increased its holdings to approximately 50.5% of the Company’s common stock. By virtue of its ownership percentage, Atlanticblue is able to elect all the directors and, consequently, to control the Company. Pursuant to a letter dated September 29, 2006, Atlanticblue has committed to maintaining a majority of independent directors on Alico’s board. See “Alico, Inc. is a ‘Controlled Company’” on page 4 of this Proxy Statement. John R. Alexander, a major shareholder in Atlanticblue, served as Alico’s Chief Executive Officer from February 2005 through June 2008. John R. Alexander continues to serve on the Company’s Board of Directors as Chairman. Mr. Alexander’s son, JD Alexander, serves as President and Chief Executive Officer of Atlanticblue and serves on Alico’s Board of Directors. Robert E. Lee Caswell, Mr. Alexander’s son-in-law, also serves on the Alico Board of Directors, as does Robert J. Viguet, Jr., who is also a Director of Atlanticblue (the “Affiliated Directors”). The transactions listed below have been approved by Alico’s Board of Directors and a majority of the directors who are not Affiliated Directors.

•

As Directors of Alico, the Affiliated Directors receive compensation for their services and reimbursement of travel expenses in accordance with the general policies of the Company, the same as Unaffiliated directors.

•

Bowen Brothers is currently marketing citrus fruit from Tri County Groves, a wholly owned subsidiary of Atlanticblue. During the fiscal year ended September 30, 2008, Bowen marketed 310,000 boxes of fruit at a gross value of $2.9 million.

•	John R. Alexander serves on the Board of Farm Credit of Southwest Florida, ACA, the Company’s primary lender.

•

On January 18, 2008 the Company’s Board of Directors approved an unaccountable expense allowance of $5,000 per month to Scenic Highlands Enterprises LLC. John R. Alexander serves as the owner and Chief Executive Officer of Scenic Highlands Enterprises. Payments are to be used for office space, an administrative assistant’s salary, and utilities. Alico paid $30,000 during the fiscal year ended September 30, 2008 pursuant to this agreement. Alico is also providing computer and telephone support services to Scenic Highlands Enterprises at no charge.

•

Effective June 30, 2008 the Board approved a transition, consulting, severance and non-compete agreement with John R. Alexander providing for total payments of $600,000 over a three year period. Alico paid $62,500 to Mr. Alexander during the fiscal year ended September 30, 2008 pursuant to this agreement.

•

On August 1, 2008 the Board approved a consulting contract with Atlanticblue which provides for Lisa Jensen, Chief Operating Officer of Atlanticblue, to provide real estate consulting services to Alico’s subsidiary Alico Land Development, in the area of public and government relations in Polk County. The agreement expires March 31, 2009, unless otherwise extended by the parties in writing. Although the agreement allows for compensation for such services up to a total of $150,000, based on a fee of $250 per hour, as well as reimbursement of reasonable and necessary expenses that are appropriately documented by Atlanticblue, no payments were made to Atlanticblue under this agreement during the fiscal year ended September 30, 2008.

AUDIT COMMITTEE REPORT

The Audit Committee that had primary responsibility for interacting with the Company’s outside auditors during the preparation of the audited financial statements for the fiscal year ended September 30, 2008 (the “audited financial statements”) consisted of the following independent directors, Evelyn D’An, Phillip S. Dingle, Gregory T. Mutz and Gordon Walker.

Evelyn D’An was the designated financial expert for the Committee and was qualified to act in such capacity. The current Committee prepared the following report on its activities with respect to the Company’s audited financial statements for the fiscal year ended September 30, 2008 (the “audited financial statements”):

•	The Committee has reviewed and discussed the audited financial statements with management of the Company.

•	The Committee has discussed with McGladrey and Pullen, the Company’s independent auditors, the matters required to be discussed by Statement on Auditing Standards No. 61.

•

The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board No. 1, as adopted by the Public Company Accounting Oversight Board in Rule 3600T and has discussed with McGladrey and Pullen their independence.

•

Based on and relying on the review and discussions described above, the Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008, for filing with the U.S. Securities and Exchange Commission.

AUDIT COMMITTEE FOR FISCAL YEAR ENDED SEPTEMBER 30, 2008

Phillip S. Dingle, Chairman

Evelyn D’An

Gregory T. Mutz

Gordon Walker

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANTS

Beginning June 7, 2004, the company engaged Tedder, James, Worden & Associates, P.A., Certified Public Accountants, 11 South Bumby Avenue, Suite 200, Orlando, FL 32803 as the Company’s independent registered certified public accountants (“Tedder James”). On June 11, 2007, Alico was notified that certain partners of Tedder James had merged with McGladrey & Pullen, LLP and that as a result of the merger Tedder James would no longer be the auditors for the Company. By virtue of the merger, McGladrey& Pullen LLP was appointed as the Company’s independent registered certified public accounting firm effective June 11, 2007. In addition to performing the year-end audit of the financial statements, the independent public accountant: (1) performs a limited review of the quarterly financial statements, reviews the financial information included in the Annual Report to Shareholders and the Forms 10-Q and 10-K filed with the Securities and Exchange Commission; and (2) prepares the federal and state income tax returns. All services performed by the independent accountants are approved by the Audit Committee of the Board of Directors prior to performance.

Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting of Shareholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from shareholders. Upon the Audit Committee’s recommendation, the Board of Directors reaffirmed continuation of McGladrey & Pullen, LLP as auditors for fiscal year 2009, subject to ratification by the Company’s shareholders.

The following list details the aggregate fees billed for professional services and expenses by the Company’s Independent Registered Certified Public Accounting firm during fiscal year 2008:

McGladrey & Pullen, L.L.P.
Audit Fees	$434,356
Audit Related Fees	61,523
Tax Fees	143,060
All Other Fees	0

Total	$638,939

There were no fees billed or paid for financial information systems design and/or implementation or for any other fee for services rendered to the Company.

Audit Fees. Consists of fees billed for professional services and expenses rendered for the audit of the Company’s consolidated financial statements, assessment of the Company’s system of internal controls, and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements. The amounts billed to the Company by its independent public accountants in fiscal 2008 and fiscal year 2007 were approximately $434,356 and $309,441, respectively.

Audit-Related Fees. Consists of fees billed for assurance and related services that were related to the performance of the audit or review of the Company’s consolidated financial statements. The amounts billed to the Company by its independent public accountants in fiscal year 2008 for Audit-Related Fees was $61,523 and $19,030 for fiscal year 2007.

Tax Fees. Consists of fees billed for professional services rendered for tax compliance, tax advice and tax planning. The amounts billed to the Company by its independent public accountants and other tax consultants in fiscal year 2008 and fiscal year 2007 were $143,060 and $97,100, respectively.

All Other Fees. Includes attendance at meetings and advice rendered regarding contemplated actions. These fees totaled $14,529 in fiscal year 2007. There were no fees billed or paid in fiscal 2008 or fiscal 2007 by its independent registered certified public accountants in connection with products and services other than the services reported above.

The Audit Committee of the Board of Directors has determined that the provision of the non-audit professional services is compatible with maintaining McGladrey & Pullen’s independence.

DIRECTOR STOCK OWNERSHIP POLICY

In March of 2005, the Company’s Board adopted a Director Stock Purchase Policy requiring that all directors who are not beneficial owners of Atlanticblue own Company stock with a market value at all times (other than during the phase-in period specified below) which is equal to or greater than $200,000 dollars (the “Company Director Target Stock Ownership Requirement”). The Company Director Target Stock Ownership Requirement was approved by the Company’s shareholders at the annual meeting held on June 10, 2005. In order to provide existing Directors as of the date of the adoption of this policy and new Directors who join the Board of Alico, Inc. after the date of the adoption of this policy the opportunity to meet this requirement over a reasonable period of time, each such Director shall have three years to achieve the overall Company Director Target Stock Ownership Requirement. If the Director is elected to the Board at a time when there is less than 4 months remaining in the fiscal year, then the three-year period for overall compliance with the Company Director Target Stock Ownership Requirement would be extended until the end of the next full fiscal year after his or her election. This policy was amended by the Board on October 31, 2008 to provide that the Company Director Target Stock Ownership Requirement be calculated using the greater of market value or the price of the stock at the time the Director acquired the stock, measured as of the end of each fiscal year after the phase-in period. Shareholder approval of this amendment is being sought as Proposal 4 on this Proxy Statement.

PROPOSAL TWO

APPROVAL OF THE 2008 INCENTIVE EQUITY PLAN

(Item 2 on the Proxy Card)

The Board of Directors has approved and adopted the 2008 Incentive Equity Plan. The following is a summary of the terms of the Incentive Equity Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Approval of the 2008 Incentive Equity Plan

General. The Company’s 1998 Incentive Equity Plan expired in November of 2008. Under the provisions of the plan, no further awards can be granted after that date. Effective November 30, 2008, the Board of Directors adopted the ALICO, INC. 2008 Incentive Equity Plan (the “2008 Incentive Plan”) subject to shareholder approval. The 2008 Incentive Plan is intended to provide participants with an opportunity to increase their stock ownership in the Company and to give them an additional incentive to achieve the Company’s objectives. Like the 1998 Incentive Equity Plan, the 2008 Incentive Plan allows officers, Board members and other key employees of the Company and its subsidiaries and affiliates who are responsible for the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates to be eligible to receive stock option grants, stock appreciation rights (“SARs”) and/or restricted stock awards. Under the terms of the 2008 Incentive Plan, 350,000 shares of the Company’s Common Stock will be purchased from time to time by the Company and reserved for awards under the 2008 Incentive Plan. Stock grants have been approved by the Board of Directors under the 2008 Incentive Equity Plan, subject to shareholder approval, but no shares of stock have been issued to date under the 2008 Incentive Equity Plan. The following is a summary of the terms of the 2008 Incentive Plan, which is qualified in its entirety by reference to the 2008 Incentive Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Only Repurchased Shares Will Be Used. Only previously issued shares of the Company’s common stock which have been repurchased by the Company prior to a grant thereof may be used for grants under the 2008 Incentive Plan. No authorized but unissued shares of Company stock will be issued under the Plan.

Administration. The 2008 Incentive Plan will be administered by the Board of Directors of the Company or, if designated by the Board, a committee of the Board. Currently the Company has designated this responsibility to the Compensation Committee under the 1998 Incentive Plan and intends to designate this function to its Compensation Committee under the 2008 Incentive Plan. The Board or its designated committee has full power to select, from among the officers, Board members and other key employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each award, subject to the provisions of the plan. The Board of Directors has the right at any time to terminate or amend the 2008 Incentive Plan, but no such action may terminate awards already granted or otherwise affect the rights of any participant under an outstanding award without the participant’s consent.

Without shareholder approval, the Board may not amend the 2008 Incentive Plan to (i) increase the total number of shares of stock subject to the plan, (ii) change or modify the class of eligible participants or (iii) reprice any option or SAR which has the effect of lowering the exercise price or otherwise constitutes a transaction that qualifies as a repricing under applied Nasdaq rules. The Board is authorized to make appropriate adjustments in connection with outstanding awards under the 2008 Incentive Plan to reflect stock dividends, stock splits, recapitalizations and similar events. In the event of a merger, liquidation or similar event, the Board in its discretion may provide for substitution of or an adjustment in, or may accelerate or adjust, such awards.

Stock Options. The 2008 Incentive Plan provides that options may be granted only to those individuals, Board members and employees whose participation the Board or its designated committee determines is in the best interest of the Company. The Company receives no consideration upon the granting of an option. The options may be granted either as incentive stock options (which qualify for certain favorable tax consequences for the offering, as discussed below), or as non-qualified stock options, but no options may be granted after five (5) years after the date the 2008 Incentive Plan was adopted by the Board.

The Board also determines the number of shares, the exercise price, the term, any conditions on exercise, the consequences of any termination of employment, and other terms of each option. In the case of an option intended to be an incentive stock option, the term of the option may not exceed ten years from the date of grant and the option price may not be less than 100% of the fair market value per share of the Common Stock on the date of grant. With respect to non-qualified stock options, there is no limit on the term of the option, but the option price may not be lower than the fair market value per share on the date of grant. The option price is payable in full upon exercise, and payment may be made in cash, by delivery of shares of Common Stock (valued at their fair market value at the time of exercise), or by a combination of cash and stock.

In the discretion of the Board or its designated committee, options under the 2008 Incentive Plan may include a “reload option.” A reload option, if included in the original option, would be triggered when an optionee pays the exercise price of all or a portion of the original option by delivering shares of Common Stock. In that event, the optionee would automatically be granted an additional option to acquire the same number of shares as had been delivered to pay such exercise price. The reload option would be subject to all of the terms and conditions of the original option, except that the option price per share would be equal to the fair market value of the Common Stock on the date the original option was exercised, and except that the Board could specify additional conditions or contingencies, such as continued employment by the Company or holding of the shares acquired upon exercise of the original option for a specified period of time.

Options granted under the 2008 Incentive Plan may not be transferred by an optionee other than by will or by the laws of descent and distribution.

Stock Appreciation Rights. The Board or its designated committee may also grant non-transferable SARs in conjunction with options, entitling the holder upon exercise to receive an amount in cash and/or Common Stock (as determined by the Board or its designated committee) equal in value to the increase since the date of grant in the fair market value of the Common Stock covered by such right. Each SAR will terminate upon the termination or exercise of the related option.

Restricted Stock. The Board or its designated committee may also award restricted stock subject to certain conditions set forth in the 2008 Incentive Plan and such other conditions and restrictions as the Board or its designated committee may determine which may include the attainment of performance goals and the payment of a purchase price which may be equal to or less than par value (and may be zero). The Company has not in the past issued Restricted Stock based on performance goals which would trigger non-deductibility of payments under Section 162(m) of the Internal Revenue Code and does not intend to do so in the future. If the Company desires in the future to issue performance based compensation which otherwise would not qualify for deduction under Section 162(m) without shareholder approval of the performance criteria, the Company will amend the 2008 Incentive Plan and seek shareholder approval in accordance with applicable regulations under Section 162(m).

Prior to the lapse of restrictions on shares of restricted stock, the participant will have all rights of a shareholder with respect to such shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted stock (and the dividends on such shares) or specifically set forth in the participant’s restricted stock award agreement.

A recipient of restricted stock must enter into a restricted stock award agreement with the Company, setting forth the restrictions to which such shares are subject and the date or dates on which the restrictions will lapse. The Board or its designated committee may permit such restrictions to lapse in installments within the restricted period or may accelerate or waive such restrictions at any time.

Shares of restricted stock are non-transferable and the Board or its designated committee will have the right to provide, in the event that a participant who holds shares of restricted stock terminates employment for any reason (including death) prior to the lapse or waiver of the restrictions, for the forfeiture of such restricted stock in exchange for the amount, if any, which the participant paid for them.

Certain Federal Income Tax Consequences

Tax Consequences to Participants

The following is a brief summary of certain United States federal income tax consequences relating to awards under the 2008 Plan. This summary is not intended to be complete and does not describe state, local, foreign, or other tax consequences. The tax information summarized is not tax advice.

Nonqualified Stock Options (“NSOs”). In general, (i) no income will be recognized by an optionee at the time an NSO is granted; (ii) at the time of exercise of an NSO, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares of common stock and the fair market value of the shares, if unrestricted, on the date of exercise; and (iii) at the time of sale of shares of common stock acquired pursuant to the exercise of an NSO, appreciation (or depreciation) in value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Incentive Stock Options (“ISOs”). No income will be recognized by an optionee upon the grant of an ISO. In general, no income will be recognized upon the exercise of an ISO. However, the difference between the option price paid and the fair market value of the shares at exercise may constitute a preference item for the alternative minimum tax. If shares of common stock are issued to the optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of the grant or within one year after the transfer of such shares to the optionee, then upon sale of such shares, any amount realized in excess of the option price will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss.

If shares of common stock acquired upon the timely exercise of an ISO are disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at the time of exercise (or, if less, the amount realized on the disposition of such shares if a sale or exchange) over the option price paid for such shares. Any further gain (or loss) realized by the participant generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

Stock Appreciation Rights. No income will be recognized by a participant in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of cash received and the fair market value of any unrestricted shares of common stock or other property received on the exercise.

Restricted Stock. The recipient of restricted shares of common stock generally will not be subject to tax until the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code (the “Restrictions”). At such time the recipient will be subject to tax at ordinary income rates on the fair market value of the restricted shares (reduced by any amount paid by the participant for such restricted shares). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such restricted shares. Any appreciation (or depreciation) realized upon a later disposition of such shares will be treated as long-term or short-term capital gain (or loss) depending upon how long the shares have been held. If a Section 83(b) election has not been made, any dividends received with respect to restricted shares that are subject to the restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

The Company’s Tax Consequences

To the extent that a participant recognizes ordinary income in the circumstances described above, Alico or its subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, (ii) is an ordinary and necessary business expense, (iii) is not an “excess parachute payment” within the meaning of Section 280G of the Code, (iv) is properly reported to the IRS and (v) is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Code.

One Million Dollar Compensation Limit. If an employee’s total compensation from the Company (including compensation related to options) exceeds $1 million in any given year, such compensation in excess of $1 million may not be tax deductible by the Company under Section 162(m) of the Code. Affected employees are generally the Company’s Chief Executive Officer and the four other most highly compensated executive officers at the end of the Company’s taxable year. Excluded from the calculation of total compensation for this purpose is compensation that is “performance-based” within the meaning of Section 162(m) of the Code.

Value of Benefits

The amount of benefits that may be received by participants under the 2008 Plan, if adopted, cannot be accurately determined as grants of awards are discretionary with the Board or its designated committee. However, the following Table sets out the benefits that would be received or allocated to each of the individuals named below under the 2008 Incentive Equity Plan, assuming that such officers would receive the same amount per annum that they would have received under the MSP plan.

STOCK AWARDS UNDER 2008 INCENTIVE EQUITY PLAN

Name and Position	Dollar Value ($)(1)(2)	Number of Units(2)
Steven Smith, Principal Executive Officer	$311,718	7,605
John R. Alexander, Chairman	—	—
Patrick Murphy, Chief Financial Officer	286,550	6,991
Michael Talaga, V.P. Human Resources and IT	343,608	8,383
Executive Group	377,425	9,208
Non-Executive Director Group	2,437,500	59,466
Non-Executive Officer Employee Group	—	—

(1)	This is an estimate based on the Named Executive Officers’ continuing to receive awards equivalent to what they would have received under the MSP, with figures shown for the life of the plan.
(2)	Excludes shares awarded to directors under the Directors’ Compensation Plan.

Certain Interests of Directors

In considering the recommendation of the Board of Directors with respect to the 2008 Plan, shareholders should be aware that the members of the Board of Directors have certain interests, which may present them with conflicts of interest in connection with such proposal. As discussed above, directors are eligible to receive awards under the 2008 Incentive Plan. Please see “Director Compensation” at page 25 of this proxy statement for more details about equity grants to members of the Board of Directors. The Board of Directors recognizes that adoption of the 2008 Plan may benefit the Company’s directors and their successors, but believes that approval of the 2008 Plan will advance Alico’s interests and the interests of its shareholders by encouraging directors and employees to make significant contributions to Alico’s long-term success.

Approval Required

The affirmative vote of a majority of the votes cast by the holders of shares of Common Stock represented in person or by proxy at the meeting is required for approval of the 2008 Incentive Plan. Approval of the 2008 Incentive Plan is required for grants of options and SARs made pursuant thereto to qualify as performance-based compensation deductible by the Company without limitation under Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2008 INCENTIVE EQUITY PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE

PROPOSAL THREE

APPROVAL OF AMENDED AND RESTATED DIRECTORS COMPENSATION PLAN

(Item 3 on the Proxy Card)

The Board of Directors has approved and adopted an Amended and Restated Directors Compensation Plan. The Plan was originally adopted in April of 2005, and amended in fiscal 2007 to encourage stock ownership by the Company’s directors. Please refer to the complete description of the Plan under “Director Fees and Equity Compensation” on page 26 of this proxy statement. The Amended and Restated Plan was approved so as to amend the Plan so that all directors, including Atlanticblue affiliated directors, be allowed to participate. Accordingly, all limitations on Atlanticblue affiliates from participating in the Director’s Compensation Plan have been deleted from the text of the Amended and Restated Plan. Additionally, under the amended plan, Directors will be deemed to have elected to take their compensation in shares unless they submit an election to take the compensation in cash prior to the commencement of the applicable fiscal year.

Shareholders are asked to approve the Amended and Restated Plan. The entire text of the Amended and Restated Director’s Compensation Plan is annexed to this Proxy Statement as Appendix B.

The following Table sets out the benefits that will be received or allocated annually to each of the individuals named below under the Director’s Compensation Plan, assuming that all nominees are elected to the Board and attend all regularly-scheduled meetings in person, and that each such director elects to receive all of his or her Director’s Fees in shares of the Company’s Stock.

STOCK ELECTION UNDER DIRECTOR’S COMPENSATION PLAN

Name and Position	Dollar Value ($)(1)		Number of Units(2)
Steven Smith, Principal Executive Officer	—	(2)	—
John R. Alexander, Chairman	—	(3)	—
JD Alexander	66,000		1,610
Robert E. Lee Caswell	54,000		1,317
Evelyn D’An	88,506		2,159
Charles Palmer	73,500		1,793
Dean Saunders	66,000		1,610
Robert J. Viguet, Jr.	66,000		1,610
Dr. Gordon Walker	73,500		1,793
Patrick Murphy, Chief Financial Officer	—	(2)	—
Michael Talaga, V.P. Human Resources and IT	—	(2)	—
Executive Group	—	(2)	—	(1)
Non-Executive Director Group	487,506		11,892
Non-Executive Officer Employee Group	—	(2)	—

(1)	This is an estimate based on eight directors eligible to participate, assumes that each such director opts to receive his or her compensation in stock, and includes the value of approximately $1,625,000 in director’s fees and meeting attendance fees that would have been received in cash under the Director’s Compensation Plan if Directors had not elected to receive their fees in shares of the Company Stock. This estimate does not take into account attendance at any meetings other than regularly scheduled meetings of the Board and of the standing committees. This amount could vary depending on how many meetings are scheduled and on the number of Directors who are elected to the Board. Directors making such election received an additional 50% of the value of the fees they would have otherwise received in cash. The value of the number of units is estimated to be $487,506 based on an estimated value of $40.99 per share, which was the market price on December 31, 2008.
(2)	Only directors are allowed to participate in the Director’s Compensation Plan.
(3)	Mr. Alexander will be compensated for his service as Chairman of the Board pursuant to a Consulting Agreement with the Company and not under the Director’s Compensation Plan.

The affirmative vote of at least a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the Director’s Compensation Plan for purposes of giving effect to the stock election component of such Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED DIRECTORS COMPENSATION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

PROPOSAL FOUR

APPROVAL OF AMENDED AND RESTATED DIRECTOR STOCK OWNERSHIP POLICY

(Item 4 on the Proxy Card)

The Company’s Director Stock Purchase Policy requires that all directors who are not beneficial owners of Atlanticblue own Company stock with a market value at all times (other than during the phase-in period specified in the Plan) which is equal to or greater than $200,000 dollars (the “Company Director Target Stock Ownership Requirement”). Please refer to the detailed description of the Director’s Stock Purchase Policy on page 31 of this proxy statement under the caption “Director Stock Ownership Policy.” The Board has approved an amendment to the Company Director Target Stock Ownership Requirement so that the $200,000 target stockholding requirement which Directors are required to maintain may be calculated using the greater of market value or the price of the stock at the time the Director acquired the stock. The Company Director Target Stock Ownership Requirement will be measured at the end of the phase-in period and annually thereafter as of the end of the fiscal year. The Director Stock Purchase Policy has thus been amended and restated and the full text is annexed to this proxy statement as Appendix C. Shareholders are asked to approve the portion of the Amended and Restated Director Stock Purchase Policy that determines the method of calculating the Company Director Target Stock Ownership Requirement.

The affirmative vote of at least a majority of the shares of Common Stock present at the Annual Meeting in person or by proxy and entitled to vote is required to approve the Amended and Restated Director Stock Purchase Policy for purposes of giving effect to the revised method of calculating the Company Director Target Stock Ownership Requirement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED DIRECTOR STOCK PURCHASE POLICY. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF THE PROPOSAL UNLESS SHAREHOLDERS SPECIFY OTHERWISE.

PROPOSAL FIVE

RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 5 on the Proxy Card)

Subject to shareholder ratification, the Audit Committee of the Board of Directors of the Company has appointed the firm of McGladrey & Pullen, L.L.P. (“McGladrey”), certified public accountants, as the independent registered public accounting firm to make an examination of the consolidated financial statements of the Company for its fiscal year ending September 30, 2009. McGladrey served as the independent registered public accounting firm of the Company for the fiscal year ended September 30, 2008. A representative of McGladrey will be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors, at the request of the Audit Committee, is recommending the ratification of the appointment of McGladrey as Alico’s independent registered public accounting firm for the fiscal year 2009.

The affirmative vote of a majority in voting power of the votes cast on the proposal is required for approval of this proposal. Abstentions and broker non-votes are not counted as votes cast, and therefore do not affect the outcome of the proposal.

If the appointment is not ratified by a majority of the votes cast, the adverse vote will be considered as an indication to the Audit Committee that it should consider selecting another independent registered public accounting firm for the following fiscal year. Given the difficulty and expense of making any substitution of independent registered public accounting firms after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year 2009 will stand unless the Audit Committee finds other good reason to make a change. Please refer to the discussion under the caption “INDEPENDENT CERTIFIED REGISTERED PUBLIC ACCOUNTANTS” at page 30 of this proxy statement for a detailed description of the Company’s history with McGladrey and the services provided to Alico, including the amounts paid to McGladrey during the fiscal year ended September 30, 2008 for audit and tax fees.

The Board of Directors recommends that the shareholders vote FOR the ratification of the appointment of McGladrey as the independent registered public accounting firm of the Company.

OTHER BUSINESS

The Board of Directors is aware of no other matter that will be presented for action at the meeting. If any other matter requiring a vote of the shareholders properly comes before the meeting, the persons authorized under management proxies will vote and act according to their best judgment.

SHAREHOLDERS’ PROPOSALS

Shareholders’ proposals intended to be presented at the next annual meeting should be sent by certified mail, return receipt requested, and must be received by the Company at its principal executive offices (Attention: Corporate Secretary) by September 15, 2009, for inclusion in the proxy statement and the form of proxy for that meeting. Such proposals may be made only by persons who are shareholders, beneficially or of record, on the date the proposals are submitted and who continue in such capacity through the 2009 annual meeting date, of at least 1% or $2,000 in market value of securities entitled to be voted at the meeting, and have held such securities for at least one year.

For any shareholder proposal that is not submitted for inclusion in the 2009 Proxy Statement, but is instead sought to be presented directly at the Annual Meeting, management will be able to vote proxies in its discretion if the Company: (i) does not receive notice of the proposal prior to the close of business on September 15, 2009 or (ii) receives notice of the proposal before the close of business on September 15, 2009, and advises shareholders in the 2009 Proxy Statement about the nature of the matter and how management intends to vote on such matter.

ANNUAL REPORT ON FORM 10-K

A copy of the 2008 Annual Report on Form 10-K for the fiscal year ended September 30, 2008, as filed with the Securities and Exchange Commission, may be obtained upon request and without charge, by writing:

Alico, Inc.

P. O. BOX 338

La Belle, Florida 33975

Attention: Denise Plair, Corporate Secretary

By Order of the Board of Directors

/s/ Denise Plair

Denise Plair

Secretary

APPENDIX A

ALICO, INC.

2008 INCENTIVE EQUITY PLAN

ARTICLE I

DEFINITIONS

As used herein, the following terms have the meanings hereinafter set forth unless the context clearly indicates to the contrary:

(a) “Affiliate” shall mean any entity other than the Company and its Subsidiaries which the Board designates as an “Affiliate” for purposes of this Plan.

(b) “Agreement” shall mean an agreement between the company and a Participant pursuant to which the terms and conditions of any Options, SARs or Restricted Stock granted to such Participant are specified.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Cause” means termination because of (i) any willful violation by the Participant of any law or regulation applicable to the business of the Company, the Participant’s indictment or charge with, or guilty plea to, a felony or a crime involving moral turpitude, any willful perpetration by the Participant of a common law fraud, (ii) the Participant’s commission of an act of personal dishonesty which involves personal profit in connection with the Company or any other entity having a business relationship with the Company, (iii) any breach by the Participant of any provision of any agreement or understanding between the Company or any Parent or Subsidiary of the Company and the Participant regarding the terms of the Participant’s service as an employee, director or consultant to the Company, including, without limitation, the willful and continued failure or refusal of the Participant to perform the duties required of such Participant as an employee, director or consultant of the Company, other than as a result of having a Permanent Disability, or a breach of any applicable invention assignment and confidentiality agreement or similar agreement between the Company and the Participant, (iv) Participant’s disregard of the policies of the Company so as to cause loss, damage or injury to the property, reputation or employees of the Company, or (v) any other misconduct by the Participant which is injurious to the financial condition or business reputation of, or is otherwise injurious to, the Company.

(e) “Code” shall mean the United States Internal Revenue Code of 1986, as amended, including effective date and transition rules (whether or not codified). Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

(f) “Company” shall mean ALICO, INC., a Florida corporation, including any subsidiary, and any successor to it.

(g) “Director” shall mean a member of the Board.

(h) “Employee” shall mean any employee of the Company, and any Director who also serves as an Officer and whose duties as such involve a significant time commitment beyond that associated with preparation for and attendance at meetings of the Board and committees thereof.

(i) “Employer” shall mean the corporation that employs an Optionee.

(j) “Fair Market Value” of the shares of Stock on any date shall mean:

(i) the closing sales price, or in the absence thereof, the mean of the last reported bid and asked quotations, on such date on the exchange having the greatest volume of trading in the shares during the thirty-day period preceding such date (or if such exchange was not open for trading on such date, the next preceding date on which it was open); or

(ii) if there is no price as specified in (i), the final reported sales price, or if not reported, in the following manner, the mean of the closing high bid and low asked prices, in the over-the-counter market for the shares as reported by The Nasdaq National Market or, if such organization is not in existence, by an organization providing similar services, on such date (or if such date is not a date for which such system or organization generally provides reports, then on the next preceding date for which it does so); or

(iii) if there also is no price as specified in (ii), the price determined by the Board by reference to bid-and-asked quotations for the shares provided by members of an association of brokers and dealers registered pursuant to subsection 15(b) of the 1934 Act, which members make a market in the shares, for such recent dates as the Board shall determine to be appropriate for fairly determining current market value; or

(iv) if there also is no price as specified in (iii), the amount determined in good faith by the Board based on such relevant facts, which may include opinions of independent experts, as may be available to the Board.

(k) “ISO” shall mean an Option that complies with and is subject to the terms, limitations and conditions of Code section 422 and any regulations promulgated with respect thereto.

(l) “1934 Act” shall mean the Securities Exchange Act of 1934, as the same may be amended from time to time.

(m) “Officer” shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the 1934 Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or “no-action” positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time.

(n) “Option” shall mean a contractual right to purchase Stock granted pursuant to the provisions of Article VI hereof.

(o) “Optionee” shall mean a person to whom an Option has been granted hereunder.

(p) “Option Price” shall mean the price at which an Optionee may purchase a share of Stock pursuant to an Option.

(q) “Parent” shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations ending with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the corporation with respect to which the determination is being made owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(r) “Participant” shall mean a person to whom an Option, SAR or Stock Appreciation Right has been granted hereunder.

(s) “Plan” shall mean the Alico, Inc., 2008 Incentive Equity Plan as set forth herein and as amended from time to time.

(t) “Purchasable,” when used to describe Stock, shall refer to Stock that may be purchased by an Optionee under the terms of this Plan on or after a certain date specified in the applicable Stock Option Agreement.

(u) “Reload Option” shall mean an Option that is granted, without further action of the Board, (i) to an Optionee who surrenders or authorizes the withholding of shares of Stock in payment of amounts specified in paragraphs 6.7(c) or 6.7(d) hereof, (ii) for the same number of shares as is so paid, (iii) as of the date of such payment and at an Option Price equal to the Fair Market Value of the Stock on such date, and (iv) otherwise on the same terms and conditions as the Option whose exercise has occasioned such payment, subject to such contingencies, conditions or other terms as the Board shall specify at the time such exercised Option is granted.

(v) “Restriction Period” shall mean the period of time during which shares of Stock awarded to a Participant pursuant to Article VIII remain subject to the restrictions referred to in Section 8.2.

(w) “Restricted Stock” shall mean an award of shares of stock that is subject to restrictions under Article VIII.

(x) “SAR” shall mean stock appreciation right.

(y) “Stock” shall mean the $1.00 par value common stock of the Company or, in the event that the outstanding shares of such stock are hereafter changed into or exchanged for shares of a different class of stock or securities of the Company or some other corporation, such other stock or securities.

(z) “Stock Appreciation Right” shall mean the rights granted under Article VII to surrender to the Company all or a portion of a stock appreciation right in exchange for a payment in cash or Stock.

(aa) “Stock Option Agreement” shall mean an agreement between the Company and an Optionee setting forth the terms of an Option.

(bb) “Subsidiary” shall mean any corporation (other than the corporation with respect to which the determination is being made) in an unbroken chain of corporations beginning with the corporation with respect to which the determination is being made if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

ARTICLE II

THE PLAN

2.l Name. This plan shall be known as the “Alico, Inc., 2008 Incentive Equity Plan.”

2.2 Purpose. The purpose of the Plan is to advance the interests of the Company, its shareholders, and any Subsidiary of the Company, by offering certain Participants an opportunity to acquire or increase their proprietary interests in the Company by granting such persons Options, Stock Appreciation Rights and/or Restricted Stock. These grants will promote the growth and profitability of the Company, and any Subsidiary of the Company, because Participants will be provided with an additional incentive to achieve the Company’s objectives through participation in its success and growth.

2.3 Effective Date. The Plan shall become effective on November 1, 2008 (the “Effective Date”). No Option, SAR or Restricted Stock granted under the Plan shall become exercisable or vested, however, until the Plan is approved by the affirmative vote of the holders of a majority of the shares of common stock represented at a shareholders meeting at which a quorum is present and grants under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, Options, SARs and Restricted Stock may be granted under the Plan at any time after the Effective Date and before termination of the Plan.

2.4 Termination Date. No further Options, SARs and/or Restricted Stock shall be granted hereunder on or after the date which is five (5) years after the Effective Date, but all Options, SARs and/or Restricted Stock granted prior to that time shall remain in effect in accordance with their terms; provided, however, that the Plan shall terminate, and all Options, SARs and Restricted Stock theretofore granted shall become void and may not be exercised, on January 30, 2010 if the shareholders of the Company shall not by that date have approved the Plan’s adoption.

ARTICLE III

ELIGIBILITY

The persons eligible to participate in this Plan shall consist only of those individuals, Board members and employees whose participation the Board determines is in the best interests of the Company.

ARTICLE IV

ADMINISTRATION

4.1 Duties and Powers of the Board in Administering the Plan. The Plan shall be administered by the Board, or if designated by the Board, a committee of the Board so designated by the Board and consisting solely of two or more members of the Board who are non-employee directors. If a committee of the Board is so designated, all references to the Board shall be deemed references to such committee of the Board. In administering the Plan, the Board’s actions and determinations shall be binding on all interested parties. The Board shall have the power to grant Options, SARs and/or Restricted Stock in accordance with the provisions of the Plan. Subject to the provisions of the Plan, the Board shall have the discretion and authority to determine those individuals to whom Options, SARs and/or Restricted Stock will be granted and in the case of Options whether such Options shall be accompanied by the right to receive Reload Options, the number of shares of Stock subject to each Option, SAR or Restricted Stock, such other matters as are specified herein, and any other terms and conditions of the Agreement applicable thereto. To the extent not inconsistent with the provisions of the Plan, the Board shall have the authority to amend or modify an outstanding Agreement relative to an Option, SAR or Restricted Stock (having due regard for possible tax implications to the Company and the Participant of such amendment or modification), or to waive any provision thereof, provided that the Participant consents to such action.

4.2 Interpretation; Rules. Subject to the express provisions of the Plan, the Board also shall have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the details and provisions of each Agreement, and to make all other determinations necessary or advisable in the administration of the Plan, including, without limitation, the amending or altering of any Options, SARs or Restricted Stock granted hereunder as may be required to comply with or to conform to any federal, state or local laws or regulations. The Board shall have complete authority to make any other changes to the Plan that may be required to not cause awards that are not otherwise intended to be deferred compensation subject to Section 409A of the Code to become defined compensation subject to 409A, or to otherwise fail to comply with applicable securities laws.

4.3 No Liability. No member of the Board shall be liable to any person for any act or determination made in good faith with respect to the Plan or any Option, SAR or Restricted Stock granted hereunder.

4.4 Company Assistance. The Company shall supply full and timely information to the Board on all matters relating to eligible persons, their employment, death, retirement, disability or other termination of employment, and such other pertinent facts as the Board may require. The Company shall furnish the Board with such clerical and other assistance as is necessary in the performance of its duties.

ARTICLE V

SHARES OF STOCK SUBJECT TO PLAN

5.1 Limitations. Subject to any antidilution adjustment pursuant to the provisions of Section 5.2 hereof, the maximum number of shares of Stock that may be granted and sold hereunder shall be 350,000 shares. Shares subject to an Option or granted pursuant to a Restricted Stock grant may only be outstanding shares which have been reacquired by the Company; provided, however, that shares of Stock with respect to which an Option has been exercised or Restricted Stock which has become vested shall not again be available for issuance hereunder. No authorized but unissued shares shall be issued under this Plan. The shares covered by (i) any unexercised portion of an Option that has terminated for any reason, or (ii) any Restricted Stock which has been forfeited, may again be granted under this Plan, and such shares shall not be considered as having been optioned or granted in computing the number of shares of Stock remaining available for grant hereunder.

5.2 Antidilution.

(a) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend, or in the event that any spin-off, spin-out or other distribution of assets materially affects the price of the Company’s stock:

(i) The aggregate number and kind of shares of Stock for which Options, SARs and/or Restricted Stock may be granted hereunder shall be adjusted proportionately by the Board; and

(ii) The rights of Participants (concerning the number of shares subject to Options and SARs and the Option Price) under outstanding Options and SARs shall be adjusted proportionately by the Board.

(b) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the stock or substantially all the assets of the Company, the Board, in its discretion, may:

(i) declare that all Options and SARs granted under the Plan shall become exercisable immediately and that all Restricted Stock shall become vested notwithstanding the provisions of the respective Agreements regarding exercisability or vesting, and that all such Options and SARs shall terminate 30 days after the Board gives written notice of the immediate right to exercise all such Options and SARs and of the decision to terminate all Options and SARs not exercised within such 30-day period; or

(ii) notify all Participants that all Options and SARs granted under the Plan and all Restricted Stock Agreements shall be assumed by the successor corporation or substituted with Options, SARs or Restricted Stock issued by such successor corporation.

(c) If the Company is to be liquidated or dissolved in connection with a reorganization described in paragraph 5.2(b), the provisions of such paragraph shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall cause (i) every Option and SAR outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the shareholders, provided that the Board in its discretion may declare all Options and SARs granted under the Plan to be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Agreements regarding exercisability and (ii) every share of Restricted Stock to vest. The Board’s actions under this provision and the Participant’s exercise of Options and SARs under this provision shall be subject, however, to the limitations set forth in Articles VI and Article VII hereof.

(d) The adjustments described in paragraphs (a) through (c) of this Section 5.2, and the manner of their application, shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article V shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments.

ARTICLE VI

OPTIONS

6.1 Types of Options Granted. Within the limitations provided herein, Options may be granted to one Participant at one or several times or to different Participants at the same time or at different times, in either case under different terms and conditions, as long as the terms and conditions of each Option are consistent with the provisions of the Plan. Without limitation of the foregoing, Options may be granted subject to conditions based on the financial performance of the Company or any other factor the Board deems relevant.

6.2 Option Grant and Agreement. Each Option granted or modified hereunder shall be evidenced (a) by either minutes of a meeting or a written consent of the Board, and (b) by a written Stock Option Agreement executed by the Company and the Participant. The terms of the Option, including the Option’s duration, time or times of exercise, exercise price, whether the Option is intended to be an ISO, and whether the Option is to be accompanied by the right to receive a Reload Option, shall be stated in the Stock Option Agreement. Separate Stock Option Agreements shall be used for Options intended to be ISO’s and those not so intended.

6.3 Optionee Limitations. The Board shall not grant an ISO to any person who, at the time the ISO would be granted:

(a) is not an Employee; or

(b) owns or is considered to own stock possessing more than 10% of the total combined voting power of all classes of stock of the Employer, or any Parent or Subsidiary of the Employer; provided, however, that this limitation shall not apply if at the time an ISO is granted the Option Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after the expiration of five years from the date on which the Option is granted. For the purpose of this paragraph (b), a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants, (ii) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person’s stock interest, partnership interest or beneficial interest therein, and (iii) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

6.4 $100,000 Limitation. Except as provided below, the Board shall not grant an ISO to, or modify the exercise provisions of outstanding ISO’s held by, any person who, at the time the ISO is granted (or modified), would thereby receive or hold any incentive stock options (as described in Code section 422) of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each option) of the stock with respect to which such incentive stock options are exercisable for the first time during any calendar year is in excess of $100,000; provided, that the foregoing restriction on modification of outstanding ISO’s shall not preclude the Board from modifying an outstanding ISO if, as a result of such modification and with the consent of the Optionee, such Option no longer constitutes an ISO; and provided that, if the $100,000 limitation described in this Section 6.4 is exceeded, an Option that otherwise qualifies as an ISO shall be treated as an ISO up to the limitation and the excess shall be treated as an Option not qualifying as an ISO. The preceding sentence shall be applied by taking options intended to be ISO’s into account in the order in which they were granted.

6.5 Option Price. The Option Price under each Option shall be determined by the Board. However, the Option Price shall not be less than the Fair Market Value of the Stock on the date that the Option is granted (or, in the case of an ISO that is subsequently modified, on the date of such modification).

6.6 Exercise Period. The period for the exercise of each Option granted hereunder shall be determined by the Board, but the Stock Option Agreement with respect to each Option intended to be an ISO shall provide that such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Option. In addition, no Option granted to a Participant who is also an Officer or Director shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or disability of such Participant.

6.7 Option Exercise.

(a) Unless otherwise provided in the Stock Option Agreement, an Option may be exercised at any time or from time to time during the term of the Option as to any or all whole shares that have become Purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so Purchasable are less than 100 shares. The Board shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with a vesting schedule during the term of the Option.

(b) An Option shall be exercised by (i) delivery to the Treasurer of the Company at its principal office of written notice of exercise with respect to a specified number of shares of Stock, and (ii) payment to the Company at that office of the full amount of the Option Price for such number of shares.

(c) The Option Price shall be paid in full upon the exercise of the Option; provided, however, that the Board may provide in a Stock Option Agreement that, in lieu of cash, all or any portion of the Option Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, to be credited against the Option Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate option price).

(d) In addition to and at the time of payment of the Option Price, the Optionee shall pay to the Company in cash the full amount of any federal, state and local income, employment or other taxes required to be withheld from the income of such Optionee as a result of such exercise; provided, however, that in the discretion of the Board any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Board may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule 16b-3 under the 1934 Act.

(e) The holder of an Option shall not have any of the rights of a shareholder with respect to the shares of Stock subject to the Option until such shares have been issued and transferred to him upon the exercise of the Option.

6.8 Nontransferability of Option. No Option or any rights therein shall be transferable by an Optionee otherwise than by will or the laws of descent and distribution. During the lifetime of an Optionee, an Option granted to that Optionee shall be exercisable only by such Optionee (or by such Optionee’s guardian or other legal representative, should one be appointed).

6.9 Termination of Employment. The termination of an Optionee’s employment under various circumstances, including but not limited to, the death or disability of the Optionee, may have an effect on such Optionee’s right to exercise the Options granted him or her. The Board shall have the power to specify the effect of such termination upon such Optionee’s right to exercise an Option, which effect may include immediate or deferred termination of such Optionee’s rights under an Option, or acceleration of the date at which an Option may be exercised in full.

6.10 Employment Rights. Options granted under the Plan shall not be affected by any change of employment so long as the Optionee continues to be an employee or Board member. Nothing in the Plan or in any Stock Option Agreement shall confer on any person any right to continue in the employ of the Company or any Subsidiary of the Company, or shall interfere in any way with the right of the Company or any such Subsidiary to terminate such person’s employment at any time.

6.11 Certain Successor Options. To the extent not inconsistent with the terms, limitations and conditions of Code section 422, and any regulations promulgated with respect thereto, an Option issued in respect of an option held by a Participant to acquire stock of any entity acquired, by merger or otherwise, by the Company (or any Subsidiary of the Company) may contain terms that differ from those stated in this Article VI, but solely to the extent necessary to preserve for any such Participant the rights and benefits contained in such predecessor option, or to satisfy the requirements of Code section 425(a).

ARTICLE VII

STOCK APPRECIATION RIGHTS

7.1 Grant and Exercise. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that, unless otherwise determined by the Board at the time of grant, a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the number of shares covered by an exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

A Stock Appreciation Right may be exercised by a Participant, in accordance with Section 7.2, by surrendering the applicable portion of the related Stock Option in accordance with procedures established by the Board for such purposes. Upon such exercise and surrender, the Participant shall be entitled to receive an amount determined in a manner prescribed in Section 7.1. Stock Options which have been so surrendered shall no longer be exercisable to the extent the related Stock Appreciation Rights have been exercised.

7.2 Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Board, including the following:

(a) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate are exercisable, in accordance with the provisions of Article VI and Article VII of the Plan.

(b) Upon the exercise of a Stock Appreciation Right, a Participant shall be entitled to receive an amount in cash and/or shares of Stock in the aggregate equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Board having the right to determine the form of payment.

(c) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under Article VI of the Plan.

(d) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Article V of the Plan on the number of shares of Stock to be issued under the Plan, but only to the extent of the number of shares of Stock issued under the Stock Appreciation Right based on the value of the Stock Appreciation Right.

(e) The Board may provide, at the time of grant, that such Stock Appreciation Right can be exercised only in the event of a Change in Control and/or a Potential Change in Control, subject to such terms and conditions as the Board may specify at grant.

(f) The Board may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Board may specify at grant.

ARTICLE VIII

AWARDS OF RESTRICTED STOCK

8.1 Administration. Shares of Restricted Stock may be granted either alone or in addition to other awards granted under the Plan. The Board shall determine the Participants to whom, and the time or times at which, such grants will be made, the number of shares to be awarded, the price (if any) to be paid under Section 8.2(i) by the recipient of a Restricted Stock Award, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. Restricted Stock may also be granted under this Article VIII in connection with the Company’s Directors Compensation Plan (the “Directors Plan”) to Directors electing to receive compensation for their services in stock pursuant to the terms and provisions of the Directors Plan.

The Board may condition grants of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Board may determine.

The provisions of Restricted Stock Awards need not be the same with respect to each recipient.

8.2 Restrictions and Conditions. Restricted Stock Awards shall be subject to the following restrictions and conditions:

(a) The purchase price for shares of Restricted Stock may be equal to or less than their par value and may be zero.

(b) Except for stock granted as compensation under the Directors Plan, awards of Restricted Stock must be accepted within a period of 60 days (or such shorter periods as the Board may specify at grant) after the award date, by executing a Restricted Stock Agreement and paying whatever price (if any) is required under Section 8.2(i). Restricted Stock shall be awarded pursuant to the Directors Plan unless a Director provides an election to receive his or her compensation in cash pursuant to the terms and provisions of the Directors Plan, which shall be delivered to the Corporation prior to the beginning of the fiscal year for which the election is to be effective.

Except for Restricted Stock awarded pursuant to the Directors Plan, the prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award. With respect to Restricted Stock awarded in connection with the Directors Plan, each Director electing to receive his or her compensation in Company stock shall not have any rights with respect to such stock unless he or she (i) agrees, with respect to such Restricted Stock, to be bound by the holding restrictions and other provisions contained in the Directors Plan, which will determine, among other things, the number of shares to which such Director will be entitled at the time of the Company’s issuance of the Restricted Stock, and (ii) has complied with all applicable terms and conditions of the Directors Plan.

(c) Subject to the restrictions of Section 5.1, each Participant receiving a Restricted Stock Award shall receive a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Alico, Inc. 2008 Incentive Equity Plan and an Agreement entered into between the registered owner and Alico, Inc. Copies of such Plan and Agreement are on file in the offices of Alico, Inc., La Belle, Florida.”

The Board may require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(d) Subject to the provisions of this Plan and the applicable award agreement, during a period set by the Board commencing with the date of such award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan unless, in the case of Restricted Stock awarded pursuant to the Directors Plan, all stock ownership requirements and restrictions of the Directors Plan have been satisfied and will continue to be satisfied after giving effect to such sale, pledge, transfer, assignment or encumbrance.

Based on service, performance and/or such other factors or criteria as the Board may determine, the Board may, however, at or after grant provide for the lapse of such restrictions in installments and/or may accelerate or waive such restrictions in whole or in part.

(e) Except as provided in this Section 8.2, unless otherwise determined by the Board the recipient shall have, with respect to the shares of Restricted Stock covered by any award, all of the rights of a shareholder of the Company, including the right to vote the shares, and the right to receive any dividends.

(f) With respect to awards of Restricted Stock to employees, except as otherwise provided in this Section 8.2 and in the applicable award agreement, upon termination of a participant’s employment with the Company or any Subsidiary or Affiliate for any reason during the Restriction Period for a given award, all shares still subject to restriction shall be forfeited by the participant, provided, however, the Board may provide for waiver of the restrictions in the event of termination of employment due to death, disability or retirement.

(g) In the event of hardship or other special circumstances of a participant whose employment with the Company or any Subsidiary or Affiliate is involuntarily terminated, the Board may waive in whole or in part any or all remaining restrictions with respect to any or all of the Participant’s Restricted Stock, based on such factors and criteria as the Board may deem appropriate.

(h) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the participant.

ARTICLE IX

CONDITIONS TO ISSUING STOCK,

SAR OR RESTRICTED STOCK AWARD

The Company shall not be required to deliver any Stock (i) pursuant to any Restricted Stock Award or (ii) upon the full or partial exercise of any Option or SAR granted hereunder prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on all stock exchanges on which the Stock is then listed;

(b) The completion of any registration or other qualification of such shares that the Company shall determine to be necessary or advisable under any federal or state law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, or the Company’s determination that an exemption is available from such registration or qualification;

(c) The obtaining of any approval or other clearance from any federal or state governmental agency that the Company shall determine to be necessary or advisable; and

(d) The lapse of such reasonable period of time following exercise as shall be appropriate for reasons of administrative convenience.

Unless the shares of Stock covered by the Plan shall be the subject of an effective registration statement under the Securities Act of 1933, as amended, stock certificates issued and delivered to Participants shall bear such restrictive legends as the Company shall deem necessary or advisable pursuant to applicable federal and state securities laws.

ARTICLE X

TERMINATION, AMENDMENT AND MODIFICATION OF PLAN

The Board may at any time, (i) cause the Board to cease granting Options or Restricted Stock Awards, (ii) terminate the Plan, or (iii) in any respect amend or modify the Plan; provided, however, that the Board (unless its actions are approved or ratified by the shareholders of the Company within twelve months of the date the Board amends the Plan) may not amend the Plan to:

(a) Increase the number of shares of Stock subject to the Plan beyond the amount previously approved or ratified by the shareholders; or

(b) Change or modify the class of persons that may participate in the Plan.

No termination, amendment or modification of the Plan shall affect adversely the rights of a Participant under any outstanding Option, SAR or Restricted Stock Award without the consent of the Participant or his legal representative.

It is intended that all Options and SARs granted under the Plan shall be exempt from the provisions of Section 409A of the Code and that all other awards under the Plan, to the extent that they constitute “non-qualified deferred compensation” within the meaning of Section 409A of the Code, will comply with Section 409A of the Code (and any regulations and guidelines issued thereunder). The Plan and any award Agreements issued hereunder may be amended in any respect deemed by the Board to be necessary in order to preserve compliance with Section 409A of the Code.

ARTICLE XI

MISCELLANEOUS

11.1 Replacement Grants. At the sole discretion of the Board, a Participant may be given an election to surrender an Option, SAR or Restricted Stock Award in exchange for a new Option, SAR or Restricted Stock Award.

11.2 Forfeiture for Competition or Termination for Cause. If a Participant: (i) provides services to a competitor of the Company or any of its Subsidiaries, whether as an employee, officer, director, independent contractor, consultant, agent or otherwise, such services being of a nature that can reasonably be expected to involve the skills and experience used or developed by the Participant while an Employee, or (ii) is terminated for Cause, then that Participant’s rights under any Options, SARs or Restricted Stock Awards outstanding hereunder shall be forfeited and terminated, subject to a determination to the contrary by the Board. For purposes of this Section, a Participant shall not be considered to provide service to a competitor by reason of such Participant’s serving as an officer of, director of, working for, or ownership of an equity interest in, Atlantic Blue Group, Inc., or any predecessor or successor thereto.

11.3 Plan Binding on Successors. The Plan shall be binding upon the successors of the Company.

11.4 Gender. Whenever used herein, the masculine pronoun shall include the feminine gender.

11.5 Headings No Part of Plan. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.

APPENDIX B

ALICO, INC.

AMENDED AND RESTATED DIRECTOR COMPENSATION PLAN

Alico, Inc. (the “Company”) believes that it is in the best interest of the Company and its shareholders to have Directors who are fairly compensated for their services and the responsibilities which they assume and has adopted this Director Compensation Plan which will encourage stock ownership by our Directors in order to align the interests of each Director with the interests of our shareholders. Accordingly, each Director who is not an employee of the Company (a “Qualifying Director”) will be compensated for service as a Director as follows:

1. Annual Payments to Board Members and Committee Chairs. Each Director will receive annual compensation for serving as a Director of the Company of $32,000.00 payable in quarterly installments on each Payment Date set forth below. Each Qualifying Director who chairs a standing Committee of the Board other than the Audit Committee shall be paid additional annual compensation of $5,000.00 payable in quarterly installments, provided that if one Qualifying Director chairs both such committees, only one such payment shall be made. The Chairman of the Audit Committee shall be paid additional annual compensation of $10,000.00 payable in quarterly installments on each Payment Date. In addition to the foregoing, each Qualifying Director of the Company shall be entitled to be reimbursed for all out-of-pocket expenses reasonably incurred by the Qualifying Director in connection with the performance of his or her duties. The Board may set compensation for the Chairman and the members of any special committee in the resolutions establishing such committee or in special resolutions adopted by the Board after the establishment of such committee.

2. Committee Meeting Payments. Each Qualifying Director attending a called Board committee meeting in person shall be paid a committee attendance payment of $1,000.00 for such meeting. Each Qualifying Director attending a called Board committee meeting telephonically, by video remote conferencing or by some other remote communications means shall be paid a committee attendance payment of $500.00 for each such meeting. If the committee meeting is on the same day as a called or regularly scheduled Board meeting and there is one or more other called Board committee meetings on the same date which is attended by such Qualifying Director, then the maximum payment for all such committee meetings attended by such Qualifying Director on that date shall be $1,000.00 if attending in person and $500.00 if attending by telephone, video conference or other remote communications means.

3. Payment Increase for Eligible Qualifying Directors Who Elect Payment In Company Stock For a Fiscal Year. Payments to a Qualifying Director who has not elected to receive all of his or her Director’s compensation payable in any fiscal year in the form of cash as provided in paragraph 6 below, shall be increased to 150% of the specified payment amount.

4. Payment Dates. All payments due under Paragraphs (1) and (2) above shall be made quarterly on the date (“Payment Date”) of the regularly scheduled quarterly or annual Board meeting of the Company, provided that if there is no regularly scheduled quarterly or annual Board meeting for any quarter, the payment shall be made on the last business day of the quarter.

5. Payment Method. Unless the Qualifying Director has elected to be paid in cash as provided in Paragraph 6 below, payments of Directors’ fees shall be made in shares of Company’s Common Stock (“Company Stock”). Payments in Company Stock shall be made by delivery by the transfer agent of a certificate made out in the name of the electing eligible Qualifying Director for the number of shares of Company Stock determined by dividing (i) the total amount of Director compensation payable since the last Payment Date (adjusted as provided in Paragraph 3 above) by (ii) the per share price of the Company Stock as of the close of regular trading on the second trading day preceding the Payment Date (the “Stock Price Determination Date”). The per share price on the Stock Price Determination Date shall be the mean between the closing bid and ask price per share of the Company Stock as reported by the Nasdaq Stock Market (or such other national trading market on which the Company Stock is principally traded) as of the close of regular trading on the Stock Price Determination Date. The Company will use its best efforts to deliver shares which are registered under the Securities Act of 1933 and

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under applicable state securities laws and are without any restrictive legend or other restriction on resale, except as may be reported in the Company’s proxy statement as a result of the Company’s Director Stock Ownership Policies. The Company shall only issue such shares from shares purchased in the open market by the Company in contemplation of such payments, or from shares otherwise held by the Company to fund such payments. If for any reason the Company cannot deliver shares which have been registered for sale under the Securities Act of 1933 and under applicable state securities laws, the certificates evidencing such shares will contain a legend restricting sale as follows:

Holder agrees and represents to the Company that he or she, as applicable, is taking such shares for investment and not with a view to their subsequent resale or other disposition and will hold such shares until they are subsequently registered or he or she is advised by the Company that the shares can be resold without registration under applicable state and federal securities laws or he or she delivers an opinion of competent counsel acceptable to the Company that the shares may be resold without registration under applicable state and federal securities laws.

6. Election To Be Paid in Cash instead of Company Stock. Qualifying Directors shall be eligible to receive Director’s fees payable in Company Stock as follows:

(a) Each Qualifying Director shall be deemed to have elected to receive Director’s fees for a fiscal year in Company Stock, unless the Qualifying Director delivers to the Company an election to receive fees in cash prior to the beginning of the Company’s fiscal year for which the election is to apply, provided that when the Qualifying Director is first elected to the Company’s Board or otherwise becomes eligible for participation in this plan, such election can be made at any time within 45 days of his or her election to the Company’s Board (or 45 days after the adoption by the Board of this Compensation Plan or any amendment to this plan which makes directors previously not eligible for participation eligible). Once an election to receive payment in cash is received, it shall be irrevocable for the fiscal year to which it applies, and all of the Qualifying Director’s director compensation for that fiscal year will be paid in the form of cash as provided in paragraph 5 above.

(b) The Qualifying Director shall be responsible for the payment of all federal, state and local income and other taxes resulting from the issuance of Company Stock pursuant to this Director Compensation Plan and should consult with his or her own tax advisor relating to his or her filing and payment obligations as a result of receiving such Company Stock. The Company will not withhold tax payments on the stock issuances pursuant to this plan and will issue 1099’s to each Director annually which will set forth the value of the Company Stock at the time of issuance, which will be reported as income to the recipient and which will also be filed with the Internal Revenue Service.

(c) Each electing Qualifying Director agrees by his or her election to participate in this plan that he or she will hold the Company Stock received in this plan for investment and will not sell or otherwise dispose of any of it until the earlier of a time when: (i) after such sale or disposition the Director will beneficially own of record shares of Company Stock equal to or greater than the Company Director Target Stock Ownership Requirement (or during any Phase-In Period, the Phase-In Targets Ownership Requirement) set forth in the Company’s Director Stock Ownership Policy, a copy of which is attached hereto as Exhibit A, as it may be amended from time to time; (ii) the Qualifying Director ceases to be a Director of the Company; or (iii) a Change of Control of the Company as defined below has occurred. For purposes of the foregoing, a Change of Control of the Company shall be deemed to have occurred when: (i) a shareholder or group of shareholders acting in concert, other than Atlantic Blue Group, Inc. or one of its Affiliates, beneficially owns more than 40% of the outstanding shares of Company Stock; or, (ii) a majority of the members of the Board of Directors of the Company are persons who were not elected or nominated by members of the Company’s Board prior to the Change of Control event.

7. Issuance of Shares of Company Stock. The Company may grant shares of Company Stock to Qualifying Directors who elect to receive their Director’s fees payable in Company Stock through the Company’s 1998 Incentive Equity Plan, The Company’s 2008 Incentive Equity Plan or any other successor plan thereto, including any new incentive equity plan subsequently adopted by the Company (an “Umbrella Plan”) pursuant to such a plan’s authority to issue restricted stock. The election notice provided under Subparagraph 6(a) above shall reference the holding restrictions contained herein and shall be deemed a restricted stock agreement for purposes of compliance with any restricted stock agreement requirements of any Umbrella Plan.

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APPENDIX C

ALICO, INC. DIRECTOR STOCK OWNERSHIP POLICY

Alico, Inc. (the “Company”) believes that its directors should have a financially significant investment in the shares of Alico, Inc. so that their interests and the interests of its shareholders are aligned. In furtherance of this goal, each director of Alico, Inc., other than directors who, directly or indirectly, have a beneficial ownership interest in the shares of Atlantic Blue Group, Inc. (a “Non-ABI Affiliated Director”), is expected to beneficially own shares in Alico, Inc. with a value equal to the higher of the market value or the price at which the Directors acquired the stock which is equal to or greater than $200,000.00 dollars or the lesser amount applicable to a Phase-In Period as specified below (the “Company Director Target Stock Ownership Requirement”), determined as of the end of each fiscal year. In order to provide existing directors as of the date of the adoption of this policy and new directors who join the board of Alico, Inc. after the date of the adoption of this policy the opportunity to meet this requirement over a reasonable period of time (a “Phase-In Period”), each such director shall have three years to achieve the overall Company Director Target Stock Ownership Requirement. During a Phase-In Period, the Director who is phasing in ownership must own as of each Measurement Date (as described below) and at all times thereafter while he or she is a director Alico, Inc. stock with a market value at least equal to or greater than the Phase-In Target Ownership Requirement as follows:

Measurement Date	Phase-In Target Ownership Requirement
End of the fiscal year during which Director is elected or Policy is adopted (the “first Measurement Date”)	$50,000.00

Next fiscal year end after the first Measurement Date	$100,000.00

Second fiscal year end after the first Measurement Date	$200,000.00

If the director is elected to the Board at a time when there is less than 4 months remaining in the fiscal year, then the Measurement Date would be extended until the end of the next full fiscal year after his or her election.

The Company recognizes that a Director may at times be restricted in his or her ability to acquire stock by reason of applicable securities laws or the availability of stock for purchase in the market. Accordingly, the Company is making available to each Qualifying Director (as defined in the Alico, Inc. Director Compensation Plan) an opportunity to receive stock from the Company in lieu of director’s fees which the Director would otherwise be entitled to receive in cash for his or her service as a director subject to the terms and conditions of the Company’s Director Compensation Plan. Compliance or non-compliance with this policy will be one of the criteria used by the Company’s Nominating Committee in evaluating Director performance and will be noted in the Company’s Proxy statement.

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Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on February 2009: The Company’s Proxy Statement, our 2008 Annual Report to Shareholders and our Annual Report on Form 10-K for the fiscal year ended September 30, 2008 are available on our website at www.alicoinc.com. In addition, you may access these materials at https://www.sendd.com/EZProxy/?project_id=100, which does not have “cookies” that identify visitors to the site.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE COMPANY’S BOARD OF DIRECTORS

The undersigned shareholder(s) of Alico, Inc., a Florida corporation (the “Company”), hereby appoints JOHN R. ALEXANDER and STEVEN M. SMITH, or either of them, the proxy or proxies of the undersigned, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of the Company held of record by the undersigned on December 31, 2008, at the Annual Meeting of Shareholders of the Company to be held on Friday February 20, 2009 and at any and all adjournments thereof, with all powers the undersigned would possess if personally present.

Please mark your votes as indicated in this example.    ☒

1.	ELECTION OF DIRECTORS:

FOR all nominees listed below:

(INSTRUCTIONS: Vote for only Eight nominees.)

Nominees:	John R. Alexander	☐	Evelyn D’An	☐	Robert J. Viguet	☐
	JD Alexander	☐	Charles L. Palmer	☐	Gordon Walker	☐
	Robert E. Lee Caswell	☐	Dean Saunders	☐

☐	WITHHOLD AUTHORITY to vote for any of the nominees listed below:

2.	APPROVAL OF 2008 INCENTIVE EQUITY PLAN:

FOR approval of 2008 Incentive Equity Plan	☐

AGAINST approval of 2008 Incentive Equity Plan	☐

3.	APPROVAL OF AMENDED AND RESTATED DIRECTORS COMPENSATION PLAN:

FOR approval of Amended and Restated Directors Compensation Plan	☐

AGAINST approval of Amended and Restated Directors Compensation Plan	☐

4.	APPROVAL OF AMENDED AND RESTATED DIRECTORS STOCK PURCHASE POLICY:

FOR approval of Amended and Restated Directors Stock Purchase Policy	☐

AGAINST approval of Amended and Restated Directors Stock Purchase Policy	☐

5.	RATIFICATION OF COMPANY’S AUDITORS:

FOR ratification of Company’s auditors	☐

AGAINST ratification of Company’s auditors	☐

6. In their discretion, the proxy or proxies are authorized to vote upon such other business as may properly come before the meeting or any and all adjournments thereof.

(Continued and to be signed on the other side)

The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement dated January 20, 2009. This proxy card when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will not be voted.

Dated , 2009

Signature of Shareholder

Signature of Shareholder (if held jointly) (Executors, Administrators, Trustees, Guardians, etc. will so indicate when signing.)

PLEASE MARK, DATE, SIGN AND MAIL YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE. YOUR PROMPT ATTENTION WILL BE APPRECIATED. NO POSTAGE IS NEEDED IF MAILED WITHIN THE UNITED STATES

ALICO, INC.

P.O. BOX 338

LA BELLE, FL 33975

VOTE BY MAIL

Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Alico, Inc., Proxy Services c/o Computershare Investor Service, P.O. Box 43102, Providence, RI 02940-5068.